Exhibit 10.84


                       AMENDED AND RESTATED
                     SECURED CREDIT AGREEMENT



     AMENDED AND RESTATED SECURED CREDIT AGREEMENT dated as of April 18, 1990 among LEATHERS, L.P. (the "Borrower"), the BANKS listed on the signature pages hereof (the "Banks"), THE FUJI BANK, LIMITED, LOS ANGELES AGENCY, as Fronting Bank, and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent, amending and restating the Secured Credit Agreement dated as of October 26, 1988 (the "Original Agreement", the Original Agreement as amended and restated hereby is referred to herein as the "Agreement"), among the Borrower, the banks listed on the signature pages thereof (the "Original Banks") and Morgan Guaranty Trust Company of New York, as Agent.

     WHEREAS, the Borrower, the Original Banks and the Agent entered into the Original Agreement in order to finance the construction of the Leathers Facility (as defined below);

     WHEREAS, on April 14, 1989 the Borrower, the Original Banks and the Agent amended the Original Agreement; and

     WHEREAS, on June 21, 1989 Morgan Guaranty Trust Company of New York ("MGT"), Amsterdam-Rotterdam Bank, N.V. ("Amro") and the Borrower entered into an Assignment and Assumption Agreement (the "Amro Assignment") pursuant to which MGT assigned a portion of its commitment and its loans to Amro and Amro became a Bank under the Original Agreement; and

     WHEREAS, the Borrower, the Banks, the Fronting Bank and the Agent now wish to further amend the Original Agreement to provide for the issuance of LOC Debt supported by LOCs of the Fronting Bank, all as set forth in this Amended and Restated Secured Credit Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:


                             ARTICLE I

                            DEFINITIONS


     SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

     "Additional Cure Period" means an additional 60 day period granted to the Borrower to cure any Default pursuant to paragraphs (c), (g) or (t) of Section 7.01, as the case may be.

     "Additional Cure Period Request" means a written request of the Borrower for an Additional Cure Period, including a description of the Default, the corrective action taken to date and further proposed corrective action pursuant to paragraphs (c), (g) or (t) of Section 7.01, as the case may be.

     "Adjusted CD Rate" has the meaning set forth in Section
3.05(b).

     "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 3.05(c).

     "Affiliate" means, when used with reference to a specified Person, (a) any Person who directly or indirectly controls, is controlled by or is under common control with the specified Person,
(b) any Person who is an officer, partner or trustee of, or serves in a similar capacity with respect to, the specified Person, or for which the specified Person is an officer, partner or trustee or serves in a similar capacity, provided that Persons who are partners of the same partnership will not be considered to be partners of each other, (c) any Person who, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of the specified Person, or of which the specified Person, directly or indirectly, is the owner of 10% or more of any class of equity securities, and (d) any relative of the specified Person.

     "Agent" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

     "Assessment Rate" has the meaning set forth in Section
3.05(b).

     "Bank" means each bank or financial institution listed as a "Bank" on the signature pages hereof, and its successors and assigns.

     "Borrower" means Leathers, L.P., a limited partnership organized under the laws of the State of California, the general partners of which as of the date hereof are Red Hill and San
Felipe, and the limited partners of which are Magma and San Felipe.

     "Borrowing" means a borrowing hereunder consisting of (i) a Loan made to the Borrower by the Fronting Bank with participations by the Banks pursuant to Article II and Section 3.14 or (ii) Loans made to the Borrower at the same time by the Banks pursuant to
Article III. A Borrowing is a "Domestic Borrowing" if such Loans are Domestic Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans. A Domestic Borrowing is a "CD Borrowing" if such Domestic Loans are CD Loans or a "Prime Borrowing" if such Domestic Loans are Prime Loans.

     "BTU Energy" means the heat value in British Thermal Units which can be extracted from Geothermal Brine.

     "Capital Contribution" means a Scheduled Capital Contribution as defined in Section 3.4.1 of the Limited Partnership Agreement.

     "CD Base Rate" has the meaning set forth in Section 3.05(b).

     "CD Loan" means a Loan to be made as a CD Loan pursuant to the applicable Notice of Borrowing.

     "CD Margin" has the meaning set forth in Section 3.05(b).

     "CD Reference Banks" means The Fuji Bank, Limited, Union Bank of Switzerland, the Sumitomo Bank, Limited and Morgan Guaranty
Trust Company of New York, and each such other bank as may be appointed pursuant to Section 10.07(d).

     "CEC" means the California Energy Commission, and its successors.

     "CEC Event" means a determination by the CEC that the Leathers Facility is and shall be subject to its jurisdiction, which determination is likely, in the reasonable opinion of the Required Banks, to have a material adverse effect on the Borrower or on the completion or operation of the Leathers Facility as contemplated by this Agreement and the Project Agreements.

     "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "Collateral" means, collectively, Collateral as defined in the Security Agreement and Mortgaged Property as defined in the Deed of Trust.

     "Collateral Documents" means, collectively, the Security Agreement, the Deed of Trust and all financing statements delivered or to be delivered to the Security Agent pursuant to the foregoing or this Agreement, in each case as amended from time to time.

     "Collateralized LOC" has the meaning set forth in the LOC Debt Facility Agreement.

     "Commercial Paper Notes" has the meaning set forth in the LOC Debt Facility Agreement.

     "Commitment" means (except as provided in the definitions of "Tranche A" and "Tranche B"), with respect to each Bank, the amount set forth opposite the name of such Bank on Schedule I as its Total Commitment, as such amount may be reduced from time to time pursuant to Sections 3.08 and 3.09.

     "Commitment Reduction Date" means each September 15 and March 15 subsequent to the Conversion Date (but no earlier than September 15, 1990) to and including the twenty-fifth Commitment Reduction
Date subsequent to the Conversion Date.

     "Completion Date" means the date the Completion Tests are completed.

     "Completion Tests" means those tests for completion of the Leathers Facility described in Schedule II hereto.

     "Construction Management Agreement" means the Construction
Management and Asset Transfer Agreement dated as of March 14, 1988, between the Construction Manager and the Borrower, as amended from time to time.

     "Construction Manager" means Magma.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

     "Conversion Date" means the date forty-five calendar days after the date on which the Completion Tests are completed.

     "CP Dealer" has the meaning set forth in the LOC Debt Facility
Agreement.

     "CP Dealer Agreement" has the meaning set forth in the LOC
Debt Facility Agreement.

     "Credit Event" means the making of any Loan or the issuance of any LOC which, after application of the proceeds therefrom, results in a net increase in the Utilization of any Bank.

     "Credit Facility Borrowing" means a Borrowing made pursuant to
Article III.

     "Credit Periods" means, collectively, the Tranche A Credit
Period and the Tranche B Credit Period.

     "Date of Issuance" has the meaning set forth in the LOC Debt
Facility Agreement.

     "DCC" means The Dow Chemical Company, a Delaware corporation.

     "Dealer" has the meaning set forth in the LOC Debt Facility
Agreement.

     "Debt" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business,
(iv) all obligations of such Person as lessee under capital leases,
(v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (vi) all Debt of others Guaranteed by such Person, (vii) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, and (viii) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument.

     "Debt Service Reserve Account" means the reserve account established and maintained pursuant to Section 11.1 of the Operating and Maintenance Agreement.

     "DEC" means Dow Engineering Company, a Delaware corporation.

     "Deed of Trust" means the first lien Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of October 26, 1988, among the Borrower, the Security Agent and Ticor Title Insurance Company of California, as trustee, covering the Leathers Facility, the leasehold estate created by the Ground Lease, and the easement granted by the Easement Agreement, as amended by First Amendment to Deed of Trust dated as of April 18, 1990 and as further amended from time to time.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Defeasance Date" has the meaning set forth in the LOC Debt
Facility Agreement.

     "Defeased Note" has the meaning set forth in the LOC Debt
Facility Agreement.

     "Depositary" has the meaning set forth in the LOC Debt
Facility Agreement.

     "Depositary Agreement" has the meaning set forth in the LOC
Debt Facility Agreement.

     "Development of the Leathers Facility" means the design, engineering, construction, testing and start-up of the Leathers
Facility.

     "Distributable Cash" means, with respect to any period between Distribution Dates, the amount of cash or property delivered by Red Hill in its capacity as Operator under the Operating and Maintenance Agreement to the general partners of the Borrower pursuant to Section 12.2(xvi) of the Operating and Maintenance Agreement.

     "Distribution Dates" means each March 31 and September 30.

     "Dollars" or "$" shall mean lawful money of the United States of America.

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City, Chicago, Illinois, or Los Angeles, California are authorized by law to close.

     "Domestic Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; provided that any Bank may from time to time by notice to the Borrower and the Agent designate separate Domestic Lending Offices for its Prime Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

     "Domestic Loans" means CD Loans or Prime Loans or both.

     "Domestic Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Domestic Loans.

     "Domestic Reserve Percentage" has the meaning set forth in
Section 3.05(b).

     "Dow Undertaking" means the undertaking of DCC, substantially in the form of Exhibit G hereto.

     "Easement Agreement" means the Easement Grant Deed and
Agreement Regarding Rights for Geothermal Development, dated as of August 15, 1988, by and between Magma and the Borrower, as amended by that certain Frist Amendment of Easement Grant Deed and Agreement Regarding Rights for Geothermal Development dated as of
October 26, 1988, as amended from time to time.

     "Engineer" means R.W. Beck and Associates, or their successors in the capacity of engineers and consultants with respect to the Development of the Leathers Facility and operation of the Leathers Facility.

     "Engineer's Report" means the report of the Engineer in form and substance satisfactory to the Agent and Banks.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

     "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business
(including dealings in dollar deposits) in London.

     "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

     "Euro-Dollar Loan" means a Loan to be made as a Euro-Dollar
Loan pursuant to the applicable Notice of Borrowing.

     "Euro-Dollar Margin" has the meaning set forth in Section
3.05(c).

      "Euro-Dollar Notes" means promissory notes of the Borrower, substantially in the form of Exhibit B hereto, evidencing the obligation of the Borrower to repay the Euro-Dollar Loans.

     "Euro-Dollar Reference Banks" means the principal London offices of Union Bank of Switzerland, The Sumitomo Bank, Ltd. and
Morgan Guaranty Trust Company of New York and each such other bank as may be appointed pursuant to Section 10.07(d).

     "Euro-Dollar Reserve Percentage" has the meaning set forth in
Section 3.05(c).

     "Event of Default" has the meaning set forth in Section 7.01.

     "Face Amount" means (i) with respect to any LOC Debt, the LOC Debt Principal Amount of such LOC Debt plus the LOC Debt Interest
Amount of such LOC Debt and (ii) with respect to any LOC, the Face Amount of the LOC Debt to which such LOC relates.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

     "Federal Power Act" means the Federal Power Act, excluding
Sections 1-18, 21-30, 202(c), 210, 211, 212, 305(c) and any
necessary enforcement provisions of Part III of the Act with regard to the foregoing sections.

     "Financing" has the meaning given to the term Financing in the Limited Partnership Agreement.

     "Firm Operation Date" means the first date on which Firm
Operation (as defined in the Leathers Power Purchase Contract) occurs under the Leathers Power Purchase Contract.

     "Fixed CD Rate" has the meaning set forth in Section 3.05(b).

     "Fixed Rate Borrowing" means a CD Borrowing or a Euro-Dollar
Borrowing.

     "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or both.

     "Fronting Bank" means The Fuji Bank, Limited, Los Angeles
Agency, in its capacity hereunder as issuer of LOCs and any successor thereto or replacement thereof as provided herein.

     "Funding and Construction Agreement" means the Funding and Construction Agreement dated June 29, 1987 among the Imperial
Irrigation District and the Participants listed on the signature pages thereof, as amended from time to time.

     "General Partner" means Red Hill, as a general partner of the Borrower, or its successor under the Limited Partnership Agreement.

     "Geothermal Brine" shall mean the total amount of geothermal brine contained in the Vulcan Geothermal Lease Unit.

     "Geothermal Lease Rights Properties Preliminary Title Report" means, collectively, the following preliminary title reports prepared by Ticor Title Insurance Company of California: (i) Preliminary Title Report No. 107685-A dated October 7, 1988, (ii) Preliminary Title Report No. 105612 - Amended dated October 7, 1988, supplemented October 13, 1988, and (iii) Preliminary Title Report No. 106183 dated October 7, 1988, supplemented October 13, 1988.

     "Geothermal Leases" means the geothermal leases identified in Exhibit C to the Easement Agreement.

     "GeothermEx" means GeothermEx, Inc., a California corporation.

     "Ground Lease" means the ground lease dated as of October 26, 1988, between Magma and the Borrower.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "IID" means the Imperial Irrigation District, organized under the Water Code of the State of California.

     "IID Agreements" means, collectively, (i) the Funding and Construction Agreement, (ii) the Joint Funding Agreement dated June 29, 1987, among the Participants listed on the signature pages thereof and (iii) any "IID-Transmission Service Agreement For Alternative Resources" (the "Transmission Agreements") which may be entered into between IID and the Borrower, copies of which are attached as Exhibit G to the Construction Management Agreement, in each case as amended from time to time.

     "Intertie Agreement" means the Funding Agreement dated June
15, 1988 between Magma and SCE, as amended from time to time.

     "Interest" means the entire ownership interest of a partner in the Borrower at any particular time, including the right of such partner to any and all benefits to which a partner may be entitled as provided in the Limited Partnership Agreement, together with the obligations of such partner to comply with all of the terms and provisions of the Limited Partnership Agreement.

     "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, or for a longer period if available, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

     (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

     (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and
(d) below, end on the last Euro-Dollar Business Day of a calendar month;

     (c)  any Interest Period which begins before the first
Commitment Reduction Date and would otherwise end after the first Commitment Reduction Date shall end on the first Commitment
Reduction Date; and

     (d) if any Interest Period includes a date on which a payment of principal of the Loans is required to be made under Section 3.09 but does not end on such date, then (i) the principal amount (if any) of each Euro-Dollar Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Euro-Dollar Loan shall have an Interest Period determined as set forth above.

(2) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending thirty, sixty, ninety or one hundred eighty days thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

     (a) any Interest Period (other than an Interest Period determined pursuant to clause (c)(i) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day;

     (b)  any Interest Period which begins before the first
Commitment Reduction Date and would otherwise end after the first Commitment Reduction Date shall end on the first
Commitment Reduction Date; and

     (c) if any Interest Period includes a date on which a payment of principal of the Loans is required to be made under Section 3.09 but does not end on such date, then (i) the principal amount (if any) of each CD Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such CD Loan shall have an Interest Period determined as set forth above.

(3) with respect to each Prime Borrowing, the period commencing on the date of such Borrowing and (x) in the case of Borrowings made pursuant to Section 2.06, ending seven Euro-Dollar Business Days thereafter, (y) in the case of Borrowings (other than Borrowings covered by the preceding clause (x)) made pursuant to Section 3.01(c)(iii), (A) if no Prime Loans shall then be outstanding, ending 30 days thereafter or (B) if Prime Loans shall then be outstanding, ending on the date on which such outstanding Prime Loans shall mature, or (z) in all other cases, ending 30 days thereafter, unless the Agent and the Borrower shall have otherwise agreed; provided that:

     (a) any Interest Period (other than an Interest Period determined pursuant to clause (c)(i) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day;

     (b)  any Interest Period which begins before the first
Commitment Reduction Date and would otherwise end after the first Commitment Reduction Date shall end on the first
   Commitment Reduction Date; and

     (c) if any Interest Period includes a date on which a payment of principal of the Loans is required to be made under Section
3.09 but does not end on such date, then (i) the principal amount (if any) of each Prime Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Prime Loan shall have an Interest Period determined as set forth above.

     "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

     "Issuance Agreements" means, collectively, each CP Dealer
Agreement, the Depositary Agreement, the LOC Debt Facility
Agreement and each MTN Distribution Agreement.

     "Late Participation Penalty" means the amount, if any, by which (i) the rate of interest publicly announced by the Fronting Bank from time to time as its prime rate, plus 100 basis points, exceeds (ii) the rate of interest applicable to Prime Loans from time to time pursuant to Section 3.05(a).

     "Leathers Facility" means that certain geothermal electrical generating facility being constructed pursuant to the Plans and Specifications and any "as-built" plans on the Leathers Property which, when completed, will have the capacity to convert BTU Energy from Geothermal Brine into electrical energy, together with the Supporting Equipment.

     "Leathers Facility Brine Requirement" means that amount of Geothermal Brine which, when Processed by the Leathers Facility, will yield the amount of BTU Energy required to generate
332,880,000 kilowatt hours per year of "Energy", as that term is defined in the Leathers Power Purchase Contract.

     "Leathers Facility Projected Project Cost" means the total projected cost of completing development and construction of the Leathers Facility as reflected on Exhibit I to the Construction
Management Agreement.

     "Leathers Geothermal Lease Unit: means that certain New River Ranch Geothermal Unit created pursuant to Declaration and Notice of Unit and Pooling of Lands under Leases dated as of October 14, 1988, recorded October 21, 1988, in the Official Records of
Imperial County as instrument number 16991.

     "Leathers Power Purchase Contract" means that certain Power
Purchase Contract dated February 22, 1984 by and between Magma and SCE, as the same may be amended from time to time.

     "Leathers Property" means the parcel of real property, more particularly described on Exhibit "A" to the Ground Lease, as that description may be modified from time to time pursuant to Section
3.3 of the Ground Lease.

     "Leathers Property Preliminary Title Report" means that certain Preliminary Title Report No. 105612-B, dated October 7,
1988, supplemented October 13, 1988.

     "Lending Office" means as to any Bank its Domestic Lending
Office or its Euro-Dollar Lending Office, as the context may require.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Limited Partnership Agreement" means the Limited Partnership Agreement of the Borrower, dated as of August 15, 1988, as amended from time to time.

     "Loan Utilization" of a Bank means, at any time, the aggregate unpaid principal amount of such Bank's Loans at such time.

     "Loans" means (i) the loans of any Bank made (subject, as appropriate, to any adjustment required by the last sentence of
Section 3.14), or deemed under Section 3.14 to be made, from time to time pursuant to Section 2.06(b), (ii) the loans of any Bank made from time to time pursuant to Section 3.01 and (iii) if any unreimbursed LOC Disbursement by the Fronting Bank is not converted into a Loan as provided in Section 2.06(b), such unreimbursed LOC Disbursement. The term "Loan" may refer to a Domestic Loan or a Euro-Dollar Loan and the term "Loans" may refer to Domestic Loans or Euro-Dollar Loans.

     "LOC" means a direct-pay letter of credit (a) issued by the Fronting Bank for the account of the Borrower in accordance with and as contemplated by Section 2.01, (b) supporting payment obligations under LOC Debt and (c) that is not a Collateralized LOC.

     "LOC Commitment" means $82,000,000 or such lesser amount to which the commitment of the Fronting Bank to issue LOCs hereunder may be reduced from time to time as provided in Section 3.17.

     "LOC Commitment Percentage" of a Bank means (a) at any time when Section 9.02(b) is applicable to any Bank (other than such Bank), the percentage that the Commitment of such Bank bears to the aggregate Commitments of all Banks not subject to such Section, (b) at any time such Section is applicable to such Bank, zero and (c) at all other times, the percentage that the Commitment of such Bank bears to the aggregate Commitments of all the Banks.

     "LOC Debt" means Commercial Paper Notes and Medium-Term Notes
(a) with a maturity date not later than August 31, 2001, (b) the proceeds of which are used for the purposes set forth in Section
6.20 or to repay Loans and (c) that are supported by LOCs.

     "LOC Debt Facility Agreement" means that certain LOC Debt
Facility Agreement dated as of April 18, 1990, by and among the Borrower, the Banks, the Fronting Bank and the Agent, as amended from time to time.

     "LOC Debt Interest Amount" means (a) with respect to any LOC Debt that consists of Medium-Term Notes issued on an interest-bearing basis, up to but not exceeding 217 days' interest payable by the Borrower on such Medium-Term Notes, (b) with respect to LOC Debt that consists of Commercial Paper Notes issued on an interest-bearing basis, up to but not exceeding 270 days' interest payable by the Borrower on such Commercial Paper Notes and (c) with respect to any Commercial Paper Notes issued on a discounted basis, the amount payable by the Borrower on the maturity thereof in respect of the discounted portion of such Commercial Paper Notes.

     "LOC Debt Principal Amount" means (a) with respect to any LOC Debt issued on a discounted basis, the face or principal amount thereof less the amount of such discount and (b) with respect to any LOC Debt not issued on a discounted basis, the face or principal amount thereof.

     "LOC Disbursement" means any payment made by the Fronting Bank pursuant to a drawing under an LOC.

     "LOC Utilization" of a Bank means, at any time, the amount of such Bank's ratable share of the aggregate Face Amount of all Outstanding LOC Debt at such time based upon its LOC Commitment Percentage at the respective times such Outstanding LOC Debt was issued.

     "London Interbank Offered Rate" has the meaning set forth in
Section 3.05(c).

     "Magma" means Magma Power Company, a Nevada corporation.

     "Magma Undertaking" means the undertaking of Magma, substantially in the form of Exhibit F hereto.

     "Major Capital Expenditure Reserve Account" means the reserve account established and maintained pursuant to Section 11.2 of the Operating and Maintenance Agreement.

      "Maturity Date" has the meaning set forth in the Depositary
Agreement.

     "Medium-Term Notes" has the meaning set forth in the LOC Debt Facility Agreement.

     "MTN Dealer" has the meaning set forth in the LOC Debt
Facility Agreement.

     "MTN Distribution Agreement" has the meaning set forth in the LOC Debt Facility Agreement.

     "Mission" means Mission Energy Company, a California corporation.

     "Note" means a Domestic Note or a Euro-Dollar Note, and "Notes" means the Domestic Notes or the Euro-Dollar Notes or both.

     "Note Proceeds Account" has the meaning set forth in the Depositary Agreement.

     "Notice of Borrowing" has the meaning set forth in Section
3.02.

     "Notice of Issuance" has the meaning set forth in Section
2.04.

     "Officer" means, with respect to the General Partner, the Chairman of its Board of Directors, its President or any of its Vice Presidents.

     "Officer's Certificate" means a certificate of the General
Partner, duly executed by any Officer.

     "Operating and Maintenance Agreement" means the Operating and Maintenance Agreement dated as of August 15, 1988 between the Borrower and Red Hill, as amended from time to time.

     "Original Coverage" has the meaning set forth in Section
6.13(g).

     "Outstanding LOC Debt" at any time means all LOC Debt theretofore authenticated and delivered to a Dealer (whether or not payment of the purchase price thereof has been received by the Depositary and deposited in the Note Proceeds Account) other than
(i) LOC Debt which has matured and been paid in full by the Depositary with funds withdrawn from the Special Payment Account,
(ii) LOC Debt which has matured and funds for payment of which are on deposit in the Special Payment Account, (iii) LOC Debt whose purchase price has not been paid and which has been returned (but not presented for payment) to the Depositary for cancellation and
(iv) Defeased Notes.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

     "Plans and Specifications" means the plans and specifications for the construction of the Leathers Facility, copies of which are referenced in Exhibit H to the Construction Management Agreement.

     "Prime Loan" means a Loan to be made as a Prime Loan pursuant to Section 2.06, Section 3.02 or Article IX.

     "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

     "Principal Payment Amount" has the meaning set forth in
Section 3.14.

     "Process" means the process by which BTU Energy is extracted from the Geothermal Brine.

     "Project Agreements" means the agreements listed in Schedule I to the Security Agreement, and all other agreements to which the Borrower is a party now in effect or hereafter entered into in connection with the Development of the Leathers Facility or the operation of the Leathers Facility.

     "Project Contingency Costs" means that item in any budget or statement of anticipated Project Costs that represents an open item or reserve for unexpected expenses that may arise due to unforeseen circumstances.

     "Project Cost Overruns" means such Project Costs as, when aggregated with all Project Costs previously incurred, are in excess of $110,000,000.00.

     "Project Costs" has the meaning set forth for such term in the Limited Partnership Agreement, including, without limitation, the funding of Working Capital in an amount equal to the Working
Capital Requirement.

     "Project Debt" means any Loan or LOC Debt.

     "Red Hill" means Red Hill Geothermal, Inc., a Delaware corporation, a general partner of the Borrower.

     "Reference Banks" means the CD Reference Banks or the
Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Reimbursement Obligation" has the meaning set forth in the Security Agreement.

     "Required Banks" means at any time Banks having at least 66
2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

     "Resource Engineer" means GeothermEx, or its successors in the capacity as resource engineer.

     "Resource Engineer's Report" means the report of the Resource Engineer in form and substance satisfactory to the Banks.

     "Restricted Payment" means (i) any distribution of Distributable Cash pursuant to Article IV of the Limited
Partnership Agreement or other distribution of assets of the Borrower (other than tax benefits) on any Interest, or (ii) any payment to any Affiliate of the Borrower other than pursuant to the Project Agreements.

   "River Ranch Leasehold Bridge Agreement" means that certain
River Ranch Leasehold Bridge Agreement dated as of October 26, 1988 among Magma, the Borrower and the Security Agent.

     "Sale" has the meaning given to the term Sale in the Limited
Partnership Agreement.

     "Sale or Financing Proceeds" means the aggregate amount of cash, readily marketable cash equivalents or other consideration received by the Borrower at any time or from time to time in respect of any Sale or Financing minus the reasonable costs and expenses (including, without limitation, fees and commissions, costs of discontinuance and taxes), incurred in connection with such Sale or Financing and not payable to the Borrower or any Affiliate of the Borrower; provided that such aggregate amount shall not include the aggregate of any insurance proceeds released to the Borrower pursuant to Section 6.13 and any proceeds from any sale of LOC Debt.

     "San Felipe" means San Felipe Energy Company, a California corporation.

     "SCE" means Southern California Edison Company, a California corporation.

     "Security Agent" means Morgan Guaranty Trust Company of New
York, as Security Agent under the Security Agreement.

     "Security Agreement" means the Security Agreement dated as of October 26, 1988 among the Borrower, Morgan Guaranty Trust Company of New York, as Agent hereunder for and on behalf of the Banks and the Fronting Bank, Morgan Guaranty Trust Company of New York, and Morgan Guaranty Trust Company of New York, as Security Agent (collectively, the "Security Agreement Parties"), as amended by Amendment Number One to Security Agreement dated as of April 14, 1989 among the Security Agreement Parties and Amendment Number Two to Security Agreement dated as of April 18, 1990 among the Security Agreement Parties and as further amended from time to time.

     "Security Interests" means the security interests granted to the Security Agent for the benefit of the Secured Parties (as defined in the Security Agreement) under the Security Agreement and the Deed of Trust.

     "Special Payment Account" has the meaning set forth in the Depositary Agreement.

     "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     "Supporting Equipment" means all items described in Section
2.2.2 of the Easement Agreement, including all such items located on the Leathers Property, and any real property interest associated therewith.

     "Technical Consultant" means the Engineer or the Resource Engineer or any other engineering or technical consultant to the Banks that may be selected by the Required Banks from time to time to advise the Banks as to technical aspects of the Development of the Leathers Facility or operation of the Leathers Facility.

     "Temporary Cash Investment" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof,
(ii) commercial paper rated in the highest grade by a nationally recognized credit rating agency, (iii) deposits with, including certificates of deposit issued by, any office located in the United States of any Bank or any other bank or trust company which is organized under the laws of the United States or any state thereof and the certificates of deposit of which are rated in one of the two highest grades by a nationally recognized credit rating agency,
(iv) bankers' acceptances issued by (A) any Bank or (B) any trust company organized under the laws of Japan that has certificates of deposits rated in one of the two highest grades by a nationally recognized credit rating agency in the United States and (v) certificates of deposit, commonly known as "Euro-CDs", that are issued by any office located in London of any bank or trust company and that are rated in one of the two highest grades by a nationally recognized credit rating agency in the United States; provided that in each case such Investment matures within one year from the date of acquisition thereof by the Borrower.

     "Title Insurance Policy" shall mean a title insurance policy issued by Ticor Title Insurance Company of California, insuring the validity and first priority of the lien of the Deed of Trust in the Leathers Facility ("Parcel A"), the leasehold estate created by the Ground Lease ("Parcel B") and the easement created by the Easement Agreement ("Parcel C"). The Title Insurance Policy shall be in the form of an American Land Title Association Standard Loan Policy-Form 1987 (L.P. 10), with ALTA Endorsement Form 1 coverage, and shall satisfy the following requirements:

     (a) The Title Insurance Policy shall provide coverage in an amount equal to 115% of the aggregate amount of the Tranche A
Commitments and Tranche B Commitments;

     (b)  The Title Insurance Policy shall contain with respect to
(i) Parcel A and Parcel B, CLTA Indorsement Nos. 100 (modified) and 116.1, (ii) Parcel C, CLTA Endorsement No. 101 and (iii) Parcels A, B and C, CLTA Endorsement No. 111.5, and such other endorsements as the Required Banks may reasonably require;

     (c) Except as approved by the Required Banks in writing prior to the date of the first Borrowing, the Title Insurance Policy shall not contain any exceptions to coverage other than the exceptions contained in the Leathers Property Preliminary Title Report and the Geothermal Lease Rights Properties Preliminary
Title Report, it being acknowledged by the parties hereto that,
(i) with respect to Parcel C, the Title Insurance Policy shall contain the standard California Land Title Association exceptions to coverage and (ii) with respect to Parcels A and B, the Title Insurance Policy shall contain the standard American Land Title Association exceptions to coverage; and

      (d) The Title Insurance Policy shall contain such direct access reinsurance agreements as the Required Banks may require.

     "Tranche A" or "Tranche B" means, when used with respect to
(i) a Bank's Commitment, the portion of such Bank's Commitment identified with respect to such Tranche on Schedule I hereto, as such portion of the Commitment may be reduced pursuant to Section
3.08 or 3.09, (ii) a Borrowing, a Borrowing made by the Borrower under such Tranche, as identified in the Notice of Borrowing with respect thereto, (iii) a Loan, a Loan made as part of a Borrowing under such Tranche, (iv) a Note, a Note evidencing the obligation of the Borrower to pay Loans outstanding under such Tranche, (v) a Bank's Utilization, the Utilization of such Bank attributable to such Tranche, (vi) LOC Debt, the LOC Debt that is attributable to such Tranche and (vii) LOCs, a LOC that has been issued in respect of such Tranche's LOC Debt.

     "Tranche A Credit Period" means the period from the date of the Original Agreement to and including the Conversion Date; provided that if the Tranche A Credit Period would otherwise end on a day which is not a Domestic Business Day, the Tranche A Credit Period shall end on the next preceding Domestic Business Day.

     "Tranche B Credit Period" means the period from the date during the Tranche A Credit Period on which the Borrower has Tranche A Loans outstanding in the aggregate amount of the Tranche A Commitments to and including the Conversion Date; provided that if the Tranche B Credit Period would otherwise end on a day which is not a Domestic Business Day, the Tranche B Credit Period shall end on the next preceding Domestic Business Day.

     "Transmission Agreement" has the meaning set forth in the definition of "IID Agreements" in this Section 1.01.

     "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

     "Unused Commitment" of a Bank means such Bank's Commitment less its Loan Utilization.

     "Utilization" of a Bank means, at any time, an amount equal to the sum of (a) such Bank's LOC Utilization at such time and (b) its Loan Utilization at such time.

     "Working Capital" means, at any time, the difference between
(i) the sum of the Borrower's cash, cash equivalents and accounts receivable, less any amounts in the Debt Service Reserve Account or the Major Capital Expenditure Reserve Account established pursuant to Section 11 of the Operating and Maintenance Agreement, and (ii) the Borrower's accounts payable.

     "Working Capital Requirement" means: (i) from the Conversion Date to but excluding the first anniversary of the Conversion Date, $1,000,000; (ii) from the first anniversary of the Conversion Date to but excluding the second anniversary of the Conversion Date, $1,400,000; (iii) from the second anniversary of the Conversion Date to but excluding the third anniversary of the Conversion Date, $1,800,000; (iv) from the third anniversary of the Conversion Date to but excluding the fourth anniversary of the Conversion Date, $2,200,000; (v) from the fourth anniversary of the Conversion Date to but excluding the fifth anniversary of the Conversion Date, $2,600,000; and (vi) after the fifth anniversary of the Conversion Date, $3,000,000.

     SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) (i) with financial statements of Magma until audited financial statements of the Borrower are available (and to the extent relevant), and (ii) thereafter with the most recent audited financial statements of the Borrower delivered to the Banks.


                            ARTICLE II

                   THE LETTER OF CREDIT FACILITY


     SECTION 2.01. LOC Commitment. Upon the terms and subject to the conditions hereinafter set forth, the Fronting Bank (i) agrees to issue and deliver LOCs from time to time during the availability of the LOC Commitment and (ii) consents to the issuance and sale of LOC Debt entitled to the benefits of the LOCs. LOC Debt may be issued in accordance with this Agreement and the Depositary Agreement on the instructions of the Borrower to the Depositary on any Domestic Business Day prior to the Conversion Date on which there are unused LOC Commitments and on any Domestic Business Day thereafter in an aggregate Face Amount (1) on the maturity date of any LOC Debt, up to the aggregate Face Amount of such maturing LOC Debt, (2) on any day on which the principal of any Loans is prepaid or scheduled to be repaid, up to the aggregate amount of such principal (subject to compliance with Section 3.10 hereof), (3) on any day on which Medium-Term Notes become Defeased Notes pursuant to Section 4.01 of the LOC Debt Facility Agreement, up to the aggregate Face Amount of such Defeased Notes and (4) on any day on which any LOC Debt is returned to the Depositary for cancellation, without the purchase price therefor having been paid and without having been presented to the Depositary for payment, up to the Face Amount of the LOC Debt so returned; provided that (a) on any one day LOC Debt may be issued under more than one of the foregoing circumstances if applicable, and (b) LOC Debt shall be issued from time to time hereunder and under the Depositary Agreement with such maturities that LOC Debt with an aggregate Face Amount of no more than $25,000,000 shall mature on any one day. The LOC Commitment shall become available upon the execution and delivery by the appropriate parties of the Issuance Agreements and satisfaction of the conditions precedent to issuance of LOC Debt set forth therein and herein.

     SECTION 2.02. LOCs. Each LOC shall (a) be denominated in Dollars, (b) be dated the date of issuance of the LOC Debt supported thereby, (c) expire 15 days after the maturity date of such LOC Debt (or if such fifteenth day is not a Domestic Business Day, on the next succeeding Domestic Business Day) and (d) be in an amount equal to the Face Amount of such LOC Debt.

     SECTION 2.03. Forms of LOCs. Each LOC with respect to Commercial Paper Notes shall be initially in the form of Exhibit A-2 to the Depositary Agreement and thereafter any other form of letter of credit acceptable to the Fronting Bank, the Agent and the Borrower. Each LOC with respect to Medium-Term Notes shall be initially in the form of Exhibit B-2 to the Depositary Agreement and thereafter any other form of letter of credit acceptable to the Fronting Bank, the Agent and the Borrower.

     SECTION 2.04. Notice of Issuance. The Borrower shall, not later than three Domestic Business Days prior to the proposed date of issuance of any LOC Debt and related LOC, if such issuance is a Credit Event, provide a written notice of such issuance (a "Notice of Issuance") to the Fronting Bank and the Agent, specifying the aggregate Face Amount of LOC Debt expected to be issued, the expected maturity dates thereof and the Tranche to which such LOC Debt is attributable.

     SECTION 2.05. Issuance of LOCs and LOC Debt. (a) General. The issuance, authentication, marketing, sale and delivery of LOC Debt and the LOCs related thereto, the making of payments in respect thereof and the appointment by the Borrower, the Fronting Bank and the Banks of authenticating, selling and paying agents, the Depositary and other representatives in connection with the foregoing shall be subject to the terms and conditions of this Agreement (including, without limitation, the terms and conditions set forth in subsection (b) below) and the applicable Issuance Agreements.

     (b) Conditions Precedent to Issuances of LOC Debt. Each issuance of LOC Debt and the LOCs related thereto shall be subject to the satisfaction of the applicable conditions precedent set forth in Article III of the LOC Debt Facility Agreement.

     (c) Notice of Actual Issuances. Promptly after each issuance of LOC Debt, the Fronting Bank shall provide the Agent and the Banks with a written notice setting forth the terms thereof, including the Tranche attributable thereto.

     SECTION 2.06. Agreement to Reimburse LOC Disbursements and Automatic Conversion to Loans. (a) The Borrower hereby agrees to reimburse the Fronting Bank, for its own account, for each LOC Disbursement made by the Fronting Bank without demand or notice of any kind, on the date that such LOC Disbursement is made, in an amount equal to the amount of such LOC Disbursement.

     (b) The Borrower or any Dealer shall notify the Depositary and the Fronting Bank by telephone (which notification shall promptly be confirmed by telex or facsimile transmission) not later than 12:30 P.M. (New York City time), on any day an LOC Disbursement is made, of the amount, if any, of such LOC Disbursement to be reimbursed and the anticipated source of such reimbursement on such day. If the Borrower or any Dealer timely delivers such notice, any such reimbursement made in the amount so notified by the close of business in New York City on such day shall be credited on such day. Any LOC Disbursement not fully reimbursed by the close of business in New York City on the day when made shall, to the extent not so reimbursed, automatically and without further act or notice, be converted at such close of business into a Prime Loan of the Fronting Bank unless the LOC Commitment has been terminated pursuant to Section 7.01. If the Borrower or any Dealer shall fail to notify the Depositary prior to 12:30 P.M. (New York City time) that an LOC Disbursement is to be reimbursed on such day, (i) payments made prior to 12:30 P.M. (New York City time) on such day shall nevertheless be accepted by the Fronting Bank and credited as a reimbursement made on such date and
(ii) any payments made after 12:30 P.M. (New York City time) on such day shall be deemed to have been received on the next succeeding Domestic Business Day and all or any portion of such LOC Disbursement not reimbursed pursuant to clause (i) above shall be converted into a Prime Loan of the Fronting Bank, as of the close of business on such day.

     (c) If by 12:30 P.M. (New York City time) on any day on which an LOC Disbursement has been made and the Fronting Bank has not received either a notice under subsection (b) of this Section that reimbursement of such LOC Disbursement will be made in full on such day or funds in reimbursement in full of such LOC Disbursement, then the Fronting Bank shall promptly (and in any event by 1:30 P.M., New York City time) notify the Agent, the Borrower and each Bank of the date and amount of such LOC Disbursement to be converted into a Prime Loan and the ratable share of each Bank in such Prime Loan. If (i) at the close of business (New York City time) on any day any LOC Disbursement made on such day has not been reimbursed in full despite previous notice under subsection (b) of this Section of such expected reimbursement, (ii) such LOC Disbursement has been converted into a Prime Loan of the Fronting Bank pursuant to subsection (b) of this Section and (iii) such Prime Loan is not repaid in full by 10:30 A.M. (New York City time) on the next succeeding Domestic Business Day, then the Fronting Bank shall promptly (and in any event by 1:30 P.M., New York City time) provide the notice required by this subsection on such next succeeding Domestic Business Day. The failure of the Fronting Bank to provide any notice on the day required by this subsection shall not constitute a default of the Fronting Bank for purposes of
Section 3.16.

     (d) The Borrower's obligation to reimburse the Fronting Bank for the amount of all LOC Disbursements and to repay the Prime Loans, if any, into which LOC Disbursements have been converted in accordance with Section 2.06(b) shall be unconditional and absolute under any and all circumstances; provided that the Borrower shall not be obligated to reimburse the Fronting Bank for any wrongful LOC Disbursement made as a result of the gross negligence or willful misconduct of the Fronting Bank (or to repay any Prime Loan into which any such LOC Disbursement has been converted) to the extent of any damages which the Borrower proves were suffered by it directly as a result thereof.

     SECTION 2.07. Participations of the Banks. (a) By the issuance of an LOC, the Fronting Bank hereby grants to each other Bank, and each other Bank hereby absolutely and unconditionally agrees to acquire from the Fronting Bank, a participation in such LOC, each LOC Disbursement made thereunder and each Prime Loan into which such LOC Disbursement is converted hereunder and to pay to the Fronting Bank in accordance with Section 3.14 an amount equal to such Bank's LOC Commitment Percentage (as determined at the time of the issuance of each LOC to which an unreimbursed LOC Disbursement relates) (i) of each Prime Loan into which an unreimbursed LOC Disbursement is converted pursuant to Section 2.06(b) and 3.14 or (ii) of each unreimbursed LOC Disbursement, if such unreimbursed LOC Disbursement is not (contrary to the agreement and intention herein set forth, other than the rights of the Banks to terminate the LOC Commitment pursuant to Section 7.01 hereof) for any reason (including, without limitation, a termination of the LOC Commitment by the Banks pursuant to Section
7.01 hereof) converted into a Prime Loan pursuant to Section 2.06(b), promptly upon receiving notice from the Fronting Bank of such non-conversion; provided that the Fronting Bank has not made a wrongful LOC Disbursement for the reasons set forth in Section 2.06(d) hereof.

     (b) Except as otherwise expressly stated herein, each Bank acknowledges and agrees that its obligation pursuant to this
Section 2.07 (i) to acquire a participation in each LOC, each LOC Disbursement and each Prime Loan into which an unreimbursed LOC Disbursement is converted and (ii) to make the payments specified in Sections 2.07 and 3.14, and the right of the Fronting Bank to receive the same in the manner specified herein, is unconditional and absolute and shall not be affected by any circumstances whatsoever (other than the termination of such obligation upon (x) the cash collateralization of such LOC pursuant to Section 4.01 of the LOC Debt Facility Agreement, and (y) the reimbursement of the Fronting Bank of such LOC Disbursements prior to such Bank funding such participation), including the occurrence of any Event of Default, and that each such payment shall be made without any offset, counterclaim, abatement, withholding or reduction whatsoever.

     (c) Notwithstanding the termination of the obligations of the Banks to participate in Collateralized LOCs, the Borrower shall remain obligated to reimburse the Fronting Bank in full for the disbursements under such Collateralized LOCs whether from funds on deposit in the Defeasance Accounts or otherwise.

     SECTION 2.08. Election to Reduce LOC Utilization. (a) The Borrower may, upon three Domestic Business Days' written notice before an intended Domestic Borrowing and upon five Euro-Dollar Business Days' written notice before an intended Euro-Dollar Borrowing to the Fronting Bank and the Agent (which shall promptly transmit such notice to the Banks), elect to reduce its utilization of LOC Debt and increase its utilization of Loans by not issuing LOC Debt on the next Maturity Date of LOC Debt or on the next Defeasance Date and instead giving a Notice of Borrowing pursuant to Section 3.02 with respect to such Maturity Date or Defeasance Date, as the case may be. Any such election need not be permanent and may be reversed in whole or in part pursuant to an election under Section 3.15 hereof.

     (b) For purposes of any election by the Borrower pursuant to this Section 2.08, the Borrower shall specify in its written notice of such election which Tranche is involved.

     SECTION 2.09. Limited Liability of the Banks. The Borrower assumes all risk of liability of the Banks and the Fronting Bank arising from the acts or omissions of each holder or beneficiary of an LOC with respect to its use of such LOC. Neither the Fronting Bank nor any other Bank nor any of their respective officers or directors shall be liable or responsible for: (a) the use which may be made of any LOC or for any acts or omissions of any holder or beneficiary of any LOC in connection therewith; (b) the validity, sufficiency or genuineness of any LOC or LOC Debt instrument or any documents offered in support of a claim with respect to any lost, stolen or mutilated LOC or LOC Debt instrument or to or in respect of any endorsement thereon, even if such LOC or LOC Debt instrument or such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged;
(c) payment by or on behalf of the Fronting Bank against presentation of documents which do not comply with the terms of any LOC, including failure of any documents to bear reference or adequate reference to such LOC; or (d) any other circumstances whatsoever in making or failing to make payment under any LOC; provided that the Borrower shall have a claim against the Fronting Bank, and the Fronting Bank shall be liable to the Borrower, to the extent of any damages suffered by the Borrower which the Borrower proves were caused by (i) the gross negligence of the Fronting Bank in determining whether documents presented under any LOC complied with the terms of such LOC or (ii) the willful failure of the Fronting Bank to pay under any LOC after the timely and proper presentation to it by the holder or beneficiary of any LOC of all requisite documents strictly complying with the terms and conditions of such LOC. In furtherance and not in limitation of the foregoing, documents that appear on their face to be in order may be accepted by the Fronting Bank.

     SECTION 2.10. Indemnity. The Borrower agrees to indemnify the Fronting Bank, the Agent and each Bank, and their respective officers, directors, employees, agents, attorneys-in-fact and Affiliates, and hold each such indemnified party harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever (exclusive of ordinary operating costs of the Fronting Bank or any Bank) which such indemnified party may incur or suffer by reason of or in connection with payment under any LOC except only if and to the extent that any such claims, damages, losses, liabilities, costs or expenses shall be caused by the willful misconduct or gross negligence of such indemnified party in performing its obligations, if any, under this Agreement or in making payment under any LOC which does not comply with the terms thereof. Each indemnified party shall provide to the Borrower a certificate, signed by an officer of such indemnified party setting forth the amount of any such loss or expense of such indemnified party, which statement shall be final, conclusive and binding as to the amount due in the absence of manifest error. The Borrower, upon demand by any indemnified party at any time, shall promptly reimburse such indemnified party for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing except if the same is due to such indemnified party's gross negligence or willful misconduct. If any action, suit or proceeding arising from any of the foregoing is brought against any indemnified party, the Borrower will resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by the Borrower and satisfactory to such indemnified party. The indemnities contained herein shall survive the termination of this Agreement for the applicable statute of limitations.


                            ARTICLE III

                        THE CREDIT FACILITY


     SECTION 3.01.  Commitments to Lend.

     (a) Tranche A. In addition to the Commitments of each Bank to lend pursuant to Article II hereof, during the Tranche A Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to lend to the Borrower from time to time Tranche A Loans up to the amount, if any, equal to the excess of
(i) the Tranche A Commitment of such Bank over (ii) the Tranche A Utilization of such Bank, immediately prior to the time of making such Tranche A Loans. Each Borrowing under this subsection (a) shall be in an aggregate principal amount of $2,500,000 or any larger multiple of $500,000 (except that any such Borrowing may be in the aggregate amount of the unused Tranche A Commitments), shall be made no more frequently than once a month and shall be made from the several Banks ratably in proportion to their respective Tranche A Commitments. Within the foregoing limits, the Borrower may borrow under this subsection (a), repay, or to the extent permitted by Section 3.10, prepay Loans and reborrow at any time during the Tranche A Credit Period under this subsection (a).

     (b) Tranche B. In addition to the Commitments of each Bank to lend pursuant to Article II hereof, during the Tranche B Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to lend to the Borrower from time to time Tranche B Loans up to the amount, if any, equal to the excess of
(i) the Tranche B Commitment of such Bank over (ii) the Tranche B Utilization of such Bank, immediately prior to the time of making such Tranche B Loans. Each Borrowing under this subsection (b) shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $500,000 (except that any such Borrowing may be in the aggregate amount of the unused Tranche B Commitments), shall be made no more frequently than once a month and shall be made from the several Banks ratably in proportion to their respective Tranche B Commitments. Within the foregoing limits, the Borrower may borrow under this subsection (b), repay, or to the extent permitted by Section 3.10, prepay Loans and reborrow at any time during the Tranche B Credit Period under this subsection (b).

     (c) After Credit Periods. In addition to the Commitments of each Bank to lend pursuant to Article II hereof, after the end of each of the Tranche A and Tranche B Credit Periods, (A) the Tranche B Commitment of each Bank shall be added to such Bank's Tranche A Commitment and the Tranche B Commitment shall thereupon terminate,
(B) the Tranche B Loans of each Bank shall be deemed to be Tranche A Loans of such Bank and all subsequent Loans by the Banks shall be Tranche A Loans, and (C) each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make new Tranche A Loans to the Borrower upon (i) any repayment of outstanding Tranche A Loans pursuant to Section 3.04, (ii) any optional prepayment of outstanding Tranche A Loans pursuant to Section 3.10 and (iii) any election to increase utilization of Loans pursuant to Section 2.08; provided that the principal amount of such Bank's new Loan shall not exceed the principal amount of its outstanding Loan or Loans being repaid or prepaid (or, in the case of an election under Section 2.08, the aggregate Face Amount of the LOC Debt maturing or being defeased and not being replaced with LOC Debt); and provided further that the aggregate principal amount of such Bank's outstanding Tranche A Utilization shall not, immediately after a Borrowing, exceed its Tranche A Commitment. Each Borrowing under this subsection (c) shall be made from the several Banks ratably in proportion to their respective Commitments. Amounts required to be repaid pursuant to Section 3.09(f) shall not be reborrowed, and amounts repaid pursuant to Section 9.02 shall not be reborrowed except as provided therein.

     (d) Consolidation of Outstanding Loans. On the first Commitment Reduction Date each Bank's outstanding Tranche A Loans shall be consolidated into a single Loan and thereafter no Bank shall have more than three Loans outstanding hereunder at any time with the Prime Loans arising under Section 2.06 counted as a single Loan for this purpose. If any combination of CD Loans, Prime Loans and Euro-Dollar Loans are outstanding within a Tranche immediately prior to the first Commitment Reduction Date, the Borrower shall borrow new Loans of not more than three types on such date to the extent required to refund its outstanding Loans of any other type.

     SECTION 3.02. Method of Borrowing. (a) Except for Prime Loans arising under Section 2.06, the Borrower shall give the Agent notice (a "Notice of Borrowing") by 11:00 A.M. (New York City time) at least three Domestic Business Days before each Domestic Borrowing and at least five Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

     (i)  the date of such Borrowing, which shall be a Domestic
Business Day in the case of a Domestic Borrowing or a Euro-Dollar
Business Day in the case of a Euro-Dollar Borrowing,

       (ii)  the aggregate amount of such Borrowing,

      (iii) whether the Loans comprising such Borrowing are to be CD Loans, Prime Loans or Euro-Dollar Loans,

       (iv) whether such Borrowing is a Tranche A Borrowing or a Tranche B Borrowing, and

     (v) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     (b) Upon receipt of a Notice of Borrowing (or deemed Notice of Borrowing pursuant to subsection (d) hereof), the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

     (c) Not later than 1:00 P.M. (New York City time) on the date of each Borrowing, each Bank shall (except as provided in subsection (e) of this Section) make available its ratable share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section 10.01. Unless the Agent determines that any applicable condition specified in Article IV has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

     (d) If the Agent does not receive a timely Notice of Borrowing prior to the expiration of any Interest Period applicable to any outstanding CD Borrowing, Prime Borrowing or Euro-Dollar Borrowing, as the case may be, unless the Borrower repays such CD Borrowing, Prime Borrowing or Euro-Dollar Borrowing in accordance with the provisions of this Agreement, the Borrower shall be deemed to have given the Agent a Notice of Borrowing to make a Prime Borrowing upon the expiration of such Interest Period, in an aggregate amount equal to the sum of the aggregate principal amount of such CD Borrowing, Prime Borrowing or Euro-Dollar Borrowing outstanding at the expiration of such Interest Period; provided that the Banks shall not be obligated to make Loans in an aggregate amount in excess of the aggregate Commitments.

     (e) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (c) of this Section, or remitted by the Borrower to the Agent as provided in Section 3.11, as the case may be.

     SECTION 3.03. Notes. (a) The Tranche A Domestic Loans and the Tranche B Domestic Loans of each Bank are evidenced by a single Tranche A Domestic Note and a single Tranche B Domestic Note, respectively, payable to the order of such Bank for the account of its Domestic Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Tranche A Domestic Loans and Tranche B Domestic Loans, respectively. Such Notes were delivered by the Borrower to the Banks prior to the first Borrowing under the Original Agreement and in connection with the Amro Assignment, as applicable.

     (b) The Tranche A Euro-Dollar Loans and Tranche B Euro-Dollar Loans of each Bank are evidenced by a single Tranche A Euro-Dollar Note and a single Tranche B Euro-Dollar Note, respectively, payable to the order of such Bank for the account of its Euro-Dollar Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Tranche A Euro-Dollar Loans and Tranche B Euro-Dollar Loans. Such Notes were delivered by the Borrower to the Banks prior to the first Borrowing under the Original Agreement and in connection with the Amro Assignment, as applicable.

     (c) The Banks had the option prior to the first Borrowing under the Original Agreement to request that their Prime Loans and CD Loans in either or both Tranches be evidenced by separate Prime and CD Notes payable to the order of such Banks for the account of their Domestic Lending Office in an amount equal to the aggregate unpaid principal amount of such Banks' Prime Loans and CD Loans, respectively, within the affected Tranche. Each such Note that was delivered pursuant to such a request was in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Prime Loans or CD Loans, as the case may be. Each reference in this Agreement to the "Notes" or "Domestic Note" shall be deemed to refer to and include either or both of such Notes within a specified Tranche, as the context may require.

     (d) Each Bank shall record, and prior to any transfer of its Notes shall endorse on the schedules forming a part thereof appropriate notations to evidence, the date, amount and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

     SECTION 3.04.  Maturity of Loans.  Each Loan included in any
Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

     SECTION 3.05. Interest Rates. (a) Each Prime Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to (w) 3/8% plus the Prime Rate for such day, if such day falls prior to the Conversion Date; (x) 1/8 of 1% plus the Prime Rate for such day, if such day falls on or after the Conversion Date and prior to the fourth anniversary of the Conversion Date; (y) 1/4 of 1% plus the Prime Rate for such day, if such day falls on or after the fourth anniversary of the Conversion Date and prior to the eighth anniversary of the Conversion Date; and (z) 1/2 of 1% plus the Prime Rate for such day, if such day falls on or after the eighth anniversary of the Conversion Date. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Prime Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the otherwise applicable rate for such day.

     (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the applicable Fixed CD Rate; provided that if any CD Loan or any portion thereof shall, as a result of clause (2)(b) or (2)(c)(i) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Prime Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the higher of (i) the Fixed CD Rate applicable to such Loan and (ii) the rate applicable to Prime Loans for such day.

     The "Fixed CD Rate" applicable to any CD Loan for any Interest Period means a rate per annum equal to the sum of the CD Margin plus the applicable Adjusted CD Rate.

     "CD Margin" means (w) 7/8 of 1% prior to the Conversion Date;
(x) 5/8 of 1% on and after the Conversion Date and prior to the fourth anniversary of the Conversion Date; (y) 3/4 of 1% on and after the fourth anniversary of the Conversion Date and prior to the eighth anniversary of the Conversion Date; and (z) 7/8 of 1% on or after the eighth anniversary of the Conversion Date.

     The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

           [ CDBR     ]*
       ACDR   =  [ ---------- ]  + AR
           [ 1.00 - DRP ]

       ACDR   =  Adjusted CD Rate
       CDBR   =  CD Base Rate
     DRP   =  Domestic Reserve Percentage
     AR    =  Assessment Rate

   __________
   * The amount in brackets being rounded upwards, if necessary, to the next higher 1/100 of 1%


     The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the arithmetic average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the unpaid principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

     "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Fixed CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

     "Assessment Rate" means for any Interest Period the net annual assessment rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) actually incurred by Morgan Guaranty Trust Company of New York to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of Morgan Guaranty Trust Company of New York in the United States during the most recent period for which such rate has been determined prior to the commencement of such Interest Period.

     (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin plus the applicable Adjusted London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

     "Euro-Dollar Margin" means (w) 3/4 of 1% prior to the Conversion Date; (x) 1/2 of 1% on and after the Conversion Date and prior to the fourth anniversary of the Conversion Date; (y) 5/8 of 1% on and after the fourth anniversary of the Conversion Date and prior to the eighth anniversary of the Conversion Date; and (z) 3/4 of 1% on and after the eighth anniversary of Conversion Date.

     The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

     The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

     (d) Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 1% plus the Euro-Dollar Margin plus the quotient obtained (rounded upwards, if necessary, to the next higher 1/100 of 1%) by dividing (i) the rate per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Agent may elect) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (ii) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 9.01 shall exist, at a rate per annum equal to the sum of 1% plus the rate applicable to Prime Loans for such day).

     (e) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Banks by telex or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (f) Each Reference Bank agrees to use its best efforts to furnish quotations to Agent as contemplated hereby. If any Reference Bank does not furnish timely quotations, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on timely basis, the provisions of Section 9.01 shall apply.

     SECTION 3.06. Commitment Fees; Participation Fees. (a) The Borrower shall pay to the Agent for the account of the Banks pro-rata a commitment fee (i) during the Credit Periods, at the rate of 3/8 of 1% per annum on the average aggregate amount of Unused Commitments less the average of the LOC Utilization and (ii) both during and after the Credit Periods, at the rate per annum equal to the applicable Euro-Dollar Margin on the average amount of the LOC Utilization.

     (b) Fees under this Section 3.06 shall accrue from and including October 26, 1988 and shall be payable on December 15, 1988 and thereafter quarterly in arrears on each March 15, June 15, September 15 and December 15 and on the date on which there shall be no outstanding Loans or Commitments hereunder.

     SECTION 3.07. Agency and Fronting Bank Fee. (a) The Borrower shall pay to the Agent for its own account as compensation for its services hereunder an annual fee in an amount agreed upon by the Agent and the Borrower, payable on October 26, 1988 and on each anniversary of such date until the termination of the Banks' Commitments hereunder and on the date of such termination.

     (b) The Borrower shall pay to the Fronting Bank as compensation for its services hereunder fees in such amounts and at such times as heretofore agreed upon by the Fronting Bank and the Borrower.

     SECTION 3.08. Optional Termination or Reduction of Commitments. (a) The Borrower may, upon at least three Domestic Business Days' notice to the Agent and the Fronting Bank, terminate at any time, or proportionately reduce from time to time by an aggregate amount of $2,500,000 or any larger multiple of $500,000, the unused portions of the Tranche A Commitments. If the Tranche
A Commitments are terminated in their entirety, all accrued fees shall be payable on the effective date of such termination.

     (b) From the date of the Original Agreement to the Conversion Date, the Borrower may, upon at least three Domestic Business Days' notice to the Agent and the Fronting Bank, terminate at any time, or proportionately reduce from time to time by an aggregate amount of $1,000,000 or any larger multiple of $500,000, the unused portions of the Tranche B Commitments. If the Tranche B Commitments are terminated in their entirety, all accrued fees shall be payable on the effective date of such termination.

     SECTION 3.09.  Mandatory Termination or Reduction of
Commitments. (a) The Tranche A and Tranche B Commitments shall terminate on September 15, 2002, and any Loans then outstanding
(together with accrued interest thereon) shall be due and payable on such date.

     (b) On any date on or after the last day of the Credit Periods on which the Commitments with respect to either Tranche A or Tranche B shall be greater than the Utilization within the applicable Tranche on such date (after giving effect to any repayment, prepayment and borrowing on such date), the Commitments with respect to such Tranche shall be automatically proportionately reduced to an amount equal to such Utilization.

     (c) The Tranche A Commitment of each Bank shall be further reduced on each Commitment Reduction Date by an amount equal to a percentage of such Bank's Tranche A Commitment in effect on the last day of the Tranche A Credit Period (after giving effect to any reduction pursuant to subsection (b) on such date), with such percentages being 0.750% on the first Commitment Reduction Date, 1.875% on the next two Commitment Reduction Dates, 2.500% on the next two Commitment Reduction Dates, 2.875% on the next two Commitment Reduction Dates, 3.750% on the next two Commitment Reduction Dates, 5.000% on the next two Commitment Reduction Dates, 7.250% on the next two Commitment Reduction Dates, 7.900% on the next four Commitment Reduction Dates, 7.950% on the next two Commitment Reduction Dates, 0.875% on the next six Commitment Reduction Dates.

     (d) The Tranche A Commitments and Tranche B Commitments shall be further proportionately reduced by the amount of Sale or Financing Proceeds on each day any such proceeds are received by the Borrower.

     (e) The Tranche B Commitment of each Bank shall be further reduced on each Commitment Reduction Date by an amount equal to a percentage of such Bank's Tranche B Commitment in effect on the last day of the Tranche B Credit Period (after giving effect to any reduction pursuant to subsection (b) on such date), with such percentages being 0.750% on the first Commitment Reduction Date, 1.875% on the next two Commitment Reduction Dates, 2.500% on the next two Commitment Reduction Dates, 2.875% on the next two Commitment Reduction Dates, 3.750% on the next two Commitment Reduction Dates, 5.000% on the next two Commitment Reduction Dates, 7.900% on the next four Commitment Reduction Dates, 7.950% on the next two Commitment Reduction Dates, 0.875% on the next six Commitment Reduction Dates.

     (f) On each Commitment Reduction Date and on each date on which there is a reduction of Commitments pursuant to paragraph (d) of this Section 3.09, (i) the Borrower shall repay such principal amount (together with accrued interest thereon) of the outstanding Tranche A Loans, if any, as may be necessary so that after such repayment, the Tranche A Utilization does not exceed the amount of the Tranche A Commitments as then reduced and (ii) the Borrower shall repay such principal amount (together with accrued interest thereon) of the outstanding Tranche B Loans, if any, as may be necessary so that after such repayment, the unpaid principal amount of the outstanding Tranche B Utilization does not exceed the amount of the Tranche B Commitments as then reduced.

     SECTION 3.10. Optional Prepayments. (a) The Borrower may, upon at least three Domestic Business Days' notice to the Agent, prepay any Prime Borrowing in whole at any time, or from time to time in part in amounts aggregating $2,500,000 or any larger multiple of $500,000, in the case of a Tranche A Loan and $1,000,000 or any larger multiple of $500,000 in the case of a Tranche B Loan, in either case by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment; provided that in the case of Prime Borrowings made pursuant to Section 2.06 due to a failure to deliver conforming Commercial Paper Notes or Medium-Term Notes on a timely basis, the Borrower may without notice prepay such Prime Borrowing in whole irrespective of the amount of such prepayment with the proceeds of LOC Debt issued on the next day and otherwise upon one Domestic Business Day's notice. Each such optional prepayment shall be applied to prepay ratably the Prime Loans of the several Banks included in such Borrowing.

     (b) Except as provided in Section 9.02, the Borrower may not prepay all or any portion of the principal amount of any Fixed Rate Loan prior to the maturity thereof.

     (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

     SECTION 3.11. General Provisions as to Payments. The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 1:00 P.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section 10.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of commitment fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     SECTION 3.12. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article III, VII or IX or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 3.05(d), or if the Borrower fails to borrow any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 3.02(b), the Borrower shall reimburse each Bank on demand for any resulting loss or expense incurred by it (or by any existing or prospective participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow; provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, the rate of such Fixed Rate Loan at the time it was borrowed and the rate which a loan of similar interest period could have been borrowed at the time of such payment or failure to borrow hereunder, which certificate shall be presumptive evidence in the absence of manifest error.

     SECTION 3.13. Computation of Interest and Fees. Interest on Domestic Loans based on the Prime Rate and the fee payable pursuant to Section 3.06(a)(i) shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Domestic Loans based on the Adjusted CD Rate and interest on Euro-Dollar Loans and fees hereunder (other than the fee payable pursuant to Section 3.06(a)(i)) shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period or period fixed pursuant to Section 3.05(d) from and including the first day thereof to but excluding the last day thereof.

     SECTION 3.14. Procedure for Bank Participation in Certain Loans. Pursuant to Section 2.06(c), the Fronting Bank shall give the other Banks prompt notice of any unreimbursed LOC Disbursement made by the Fronting Bank to be converted or converted in whole or in part into a Prime Loan of the Fronting Bank. Any such notice shall specify the date on which all or any part of such unreimbursed LOC Disbursement is to be or was converted into a Prime Loan and the amount of such Prime Loan. As promptly as possible, and in any case by the close of business on the date of receipt of such notice if such notice is received not later than 1:30 P.M. (New York City time) on such date, each other Bank shall, pursuant to Section 2.07, pay to the Fronting Bank for its account, in immediately available funds, an amount equal to such Bank's LOC Commitment Percentage (as determined at the time of and with respect to the issuance of the LOC to which such unreimbursed LOC Disbursement relates) of such Prime Loan (the "Principal Payment Amount") plus, if such payment is received by the Fronting Bank after the date of such unreimbursed LOC Disbursement, interest (i) for the period from the day of such unreimbursed LOC Disbursement to but excluding the Domestic Business Day next succeeding the date of such unreimbursed LOC Disbursement at a rate per annum equal to the rate of interest applicable to Prime Loans from time to time pursuant to Section 3.05(a) and (ii) for the period from and including the Domestic Business Day next succeeding the date of such unreimbursed LOC Disbursement to the date such payment is received by the Fronting Bank at a rate per annum equal to the rate of interest applicable to Prime Loans from time to time pursuant to
Section 3.05(a) plus the Late Participation Penalty. At the time of, and by virtue of, such payment, such Bank shall be deemed to have purchased, and the Fronting Bank to have sold, a portion, equal to the LOC Commitment Percentage of such Bank, of all of the right, title and interest of the Fronting Bank under and with respect to the Prime Loan of the Fronting Bank into which such unreimbursed LOC Disbursement was converted, together with an equal portion of any and all Collateral serving as security therefor.
For all purposes of this Agreement, such Bank shall, thereupon, be deemed to have made a separate Prime Loan to the Borrower on and as of the date of the related Prime Loan of the Fronting Bank in a principal amount equal to such Bank's Principal Payment Amount, and the Borrower hereby expressly consents to such participations being treated as separate Prime Loans for all purposes hereunder, and the principal amount of such Prime Loan of the Fronting Bank shall, on and as of such date, be deemed reduced by an equal amount; provided that the Fronting Bank shall reimburse each Bank for payment of any Principal Payment Amount made by such Bank to the Fronting Bank, immediately upon a final determination that the LOC Disbursement (with respect to which such payment of such Principal Payment Amount was made) was wrongfully made for the reasons set forth in
Section 2.06(d) hereof, in an amount equal to the sum of (i) such Principal Payment Amount plus (ii) any interest originally paid thereon by such Bank to the Fronting Bank pursuant to this Section plus (iii) interest on the foregoing amounts in clauses (i) and
(ii) at the Federal Funds Rate from but not including the date of such payment to the Fronting Bank to and including the date the Fronting Bank makes such reimbursement in full.

      SECTION 3.15. Election to Reduce Loan Utilization. Subject to the provisions of Section 3.10 hereof, the Borrower may, upon at least three Domestic Business Days' notice to the Fronting Bank and the Agent (and the Agent shall promptly transmit such notice to the Banks), elect to reduce its utilization of the Loans and increase its utilization of LOC Debt by (i) repaying or, subject to Section
3.10 hereof, prepaying the outstanding amount of the Loans made as part of a Borrowing in whole or ratably in part, with accrued interest to the date of such repayment on the amount repaid, and
(ii) contemporaneously with such prepayment and after giving the appropriate Notice of Issuance and satisfying the conditions precedent, issue LOC Debt in an aggregate Face Amount equal to the aggregate principal amount of the Loans so repaid or prepaid; provided that, after conversion of an unreimbursed LOC Disbursement to a Prime Loan upon a failure of the Depositary to deliver conforming Commercial Paper Notes or Medium-Term Notes to a Dealer, the Borrower may re-issue such Notes on the next succeeding Domestic Business Day after the day of such failure and use the proceeds therefrom to prepay such Prime Loan without prior notice.

     SECTION 3.16. Replacement Fronting Bank. (a) If the Fronting Bank defaults in making any required LOC Disbursement hereunder, the Fronting Bank shall, upon substitution of a replacement financial institution, cease to act as a Bank hereunder and, upon substitution of a replacement Fronting Bank, cease to act as Fronting Bank under this Agreement. In such instance, the Borrower and the Banks agree to use their best efforts to substitute a financial institution for the Fronting Bank as a Bank hereunder which is satisfactory to the Banks and to the Borrower (which financial institution may be one of the Banks); provided that such substituted financial institution and each party hereto (other than the defaulting Fronting Bank as a Bank) shall execute and deliver an appropriate novation to this Agreement, in form and substance satisfactory to all parties thereto, whereby such substituted institution (i) shall agree to assume the remaining Commitment and obligations of the Fronting Bank (in its capacity as a Bank) hereunder and (ii) shall agree to be bound by all of the terms hereof and to undertake all of the obligations contained herein of the Fronting Bank as a Bank hereunder. The Borrower and the Banks further agree to use their best efforts to substitute another bank as Fronting Bank hereunder, satisfactory to the Banks and to the Borrower the LOCs of which will result in the LOC Debt supported thereby being an exempt security pursuant to Section 3(a)(2) of the Securities Act of 1933 (which may be one of the Banks); provided, that such substitution shall be conditioned on the execution and delivery of appropriate novations to this Agreement and each Issuance Agreement, in form and substance reasonably satisfactory to all parties (other than the defaulting Fronting Bank as such) hereto and thereto; provided further that the Fronting Bank shall not be deemed to be released from any of its obligations for actions taken or failed to be taken by it prior to the date of such substitution to the extent such actions taken or failed to be taken constitute gross negligence or willful misconduct of the Fronting Bank.

     (b) If the rating assigned to the Fronting Bank by either Moody's Investors Services Inc. or Standard & Poor's Corporation is reduced, the Fronting Bank shall notify the Agent, the Borrower and each Bank thereof and, upon substitution of a replacement Fronting Bank, shall cease to act as Fronting Bank under this Agreement. In such instance, the Borrower and the Banks agree to use their best efforts to substitute another bank as Fronting Bank hereunder, satisfactory to the Banks and to the Borrower, the LOCs of which will result in the LOC Debt supported thereby being an exempt security pursuant to Section 3(a)(2) of the Securities Act of 1933 (which bank may be one of the Banks); provided, that such substitution shall be conditioned on the execution and delivery of appropriate novations to this Agreement and each Issuance Agreement, in form and substance reasonably satisfactory to all parties hereto and thereto; provided further that the downgraded Fronting Bank shall not be deemed to be released from any of its obligations for actions taken or failed to be taken by it prior to the date of such substitution to the extent such actions taken or failed to be taken constitute gross negligence or willful misconduct of the downgraded Fronting Bank.

     SECTION 3.17. Reduction of LOC Commitment. At the time of any reduction of the Commitments pursuant to this Article III, the LOC Commitment shall be reduced by an amount equal to the aggregate amount by which the Commitments of the Banks are reduced, provided that the LOC Commitment shall not be reduced below an amount equal to the then Outstanding LOC Debt.


                            ARTICLE IV

                            CONDITIONS


     The obligation of each Bank to make a Loan on the occasion of each Credit Facility Borrowing and the obligation of the Fronting
Bank to issue LOCs during the Credit Period are subject to the satisfaction of the following conditions:

     SECTION 4.01. All Credit Facility Borrowings. In the case of each Credit Facility Borrowing:

     (a) receipt by the Agent of notice of such Borrowing as required by Section 3.02;

     (b) the fact that, immediately after such Borrowing, no Default shall have occurred and be continuing; and

     (c) the fact that the representations and warranties of the Borrower contained in this Agreement (except, in the case of a Borrowing that is not a Credit Event, the representations and warranties set forth in Sections 5.04(a) and 5.07 and Section
5.12 as to any material adverse change) shall be true on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b) and (c) of this Section.

     SECTION 4.02. Certain Borrowings and LOC Debt Issuances. In the case of each Credit Facility Borrowing or issuance of LOC Debt that is a Credit Event:

     (a)  in the case of a Tranche A Borrowing or issuance of LOC
Debt attributable to Tranche A, immediately after such Borrowing or such LOC Debt issuance, the Borrower's ratio of Debt to Capital
Contributions shall be no greater than 2.3333:1;

     (b) receipt by the Banks of a CLTA Indorsement 122 of the Title Insurance Policy;

     (c) receipt by the Banks of a certificate of the Engineer, dated no earlier than 10 days preceding the Borrowing, substantially in the form of Exhibit J hereto and which is favorable in all material respects, except as otherwise approved by the Required Banks;

     (d) receipt by the Agent (and, in the case of LOC Debt issuances, the Fronting Bank), with sufficient copies for the Banks, of an Officer's Certificate to the effect that (i) true and correct copies of all Project Agreements then in effect have been delivered to the Banks, (ii) each of the Leathers Power Purchase Contract, the IID Agreements (other than the Transmission Agreements) and the Intertie Agreement is in full force and effect and has not been amended or modified, (iii) the Borrower has no reason to believe that SCE is dissatisfied with, or will be making recommendations or requesting modifications with respect to, the design of or construction schedule for the Leathers Facility, (iv) to the best of the Borrower's knowledge, no postponement is considered or planned for Completion of the Transmission Project, no Participant is in default under the IID Agreements and the Borrower has not agreed to and is not aware of any increase of the Borrower's Project Contribution above $6,622,546 (terms used in this clause (iv) not otherwise defined in this Agreement having the meanings given to them in the Funding and Construction Agreement), (v) to the best of the Borrower's knowledge, all the condition precedent set forth in
Section 5 of the Intertie Agreement have been met, and the Borrower's obligations under the Intertie Agreement have not been increased from $1,515,189.87 and (vi) the conditions set forth in clauses (b) and (c) of Section 4.01 and clause (a) of this Section 4.02 are met with respect to this Borrowing;

     (e) receipt by the Agent (and, in the case of LOC Debt issuances, the Fronting Bank), with sufficient copies for the Banks, of a certificate of an officer of the Construction Manager or the General Partner stating (i) the amount of Project Costs paid (or liability for which has been accrued in such manner as is not disapproved by the Required Banks) since the immediately preceding Borrowing and stating the general nature and amount of such Project Costs, (ii) that the amount of the Borrowing is equal to the sum of (x) actual Project Costs incurred to the date of such Borrowing and not covered by Capital Contributions as of the date of such Borrowing and funds from any previous Borrowing hereunder, and (y) the total amount of Project Costs (including a reasonable amount included for Project Contingency Costs) anticipated to be incurred within four weeks of the date of such Borrowing, and (iii) that to the best of the Construction Manager's or the General Partner's knowledge and belief, as applicable, there has occurred no event or circumstance that materially adversely affects the feasibility of the Leathers Facility or the economic viability of the Leathers Facility; together with a certificate of an engineer employed by the Construction Manager, the General Partner or DEC reporting on the progress of the Development of the Leathers Facility and stating that the Development of the Leathers Facility as a whole is no more than two weeks behind schedule for the Firm Operation Date specified in the most recent written schedule submitted to the Banks; and

     (f) receipt by the Banks of a certificate of the Resource Engineer, dated no earlier than 90 days preceding such Borrowing, substantially in the form of Exhibit K hereto and which is favorable in all material respects, except as otherwise approved by the Required Banks; provided that no such certificate shall be required after the Resource Engineer has certified that existing wells can provide a satisfactory quantity and quality of Geothermal Brine for Firm Operation (as defined in the Leathers Power Purchase Contract) of the Leathers Facility.

The documents and opinions referred to in this Section shall be delivered to the Agent or the Banks, as the case may be, no later than four Euro-Dollar Business Days prior to the date of such Borrowing or issuance of LOC Debt, and shall in all cases be in form and substance satisfactory to the Agent or approved by the Required Banks, as the case may be. In the case of LOC Debt issuances, all documents and opinions to be delivered to the Agent shall also be delivered to the Fronting Bank at the same time.

     SECTION 4.03.  After Completion Date.  In the case of each
Borrowing after the Completion Date that is a Credit Event or an issuance of LOC Debt after the Completion Date that is a Credit
Event:

     (a) all of the conditions set forth in Section 4.02 shall be satisfied in full; and

     (b) the Agent (and, in the case of LOC Debt issuances, the Fronting Bank) shall receive an Officer's Certificate not less than five days prior to the Borrowing or LOC Debt issuance (x) itemizing what the funds borrowed shall be applied to; (y) stating that the Banks had received a written list of such proposed expenditures not less than 10 days prior to the proposed Borrowing or LOC Debt issuance; and (z) stating that the Required Banks had not disapproved of any of the proposed expenditures; provided that, in the case of a Borrowing or LOC Debt issuance in connection with the Borrower's obligations under the Intertie Agreement, the Officer's Certificate need only state that the Borrowing or LOC Debt issuance shall be used for such purpose.

     SECTION 4.04. Conditions to Effectiveness. This Agreement shall become effective as of the date hereof, subject to the satisfaction of the following conditions, and, as of the date hereof, the Original Agreement is amended and restated in its entirety to read as set forth herein:

     (a) receipt by the Agent on or prior to the date of this Agreement of counterparts hereof signed by all the parties hereto;

     (b) receipt by the Agent of a certificate of the Borrower, signed by an authorized financial officer of the Borrower and dated on or prior to the date of this Agreement, to the effect that (i) no Default under this Agreement has occurred and is continuing as of the date hereof, (ii) the representations and warranties of the Borrower contained in this Agreement are true as of the date hereof and (iii) all necessary governmental, third party and other approvals necessary in connection with the transactions contemplated by this Agreement and the Issuance Agreements have been obtained and remain in effect;

     (c) receipt by the Agent on behalf of the Banks of the opinions of Latham & Watkins, special counsel to the Borrower, substantially in the form of Exhibits C-1 and C-2 hereto and covering such additional matters relating to the transactions contemplated hereby as the Agent shall reasonably request;

     (d) receipt by the Agent on behalf of the Banks of an opinion of Orrick, Herrington & Sutcliffe, special California counsel to the Banks and the Agent, substantially in the form of Exhibit D hereto and covering such additional matters relating to the transactions contemplated hereby as the Agent shall reasonably request;

     (e) receipt by the Agent on behalf of the Banks of an opinion of Davis Polk & Wardwell, special New York counsel to the Banks and the Agent, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Agent shall reasonably request;

     (f) receipt by the Agent on behalf of the Banks of an opinion of Jones, Day, Reavis & Pogue, special counsel to the Fronting Bank, substantially in the form of Exhibit M hereto and covering such additional matters relating to the transactions contemplated hereby as the Agent shall reasonably request;

     (g) receipt by the Agent on behalf of the Banks of an opinion of Logan, Okamoto & Takashima, special Japanese counsel to the Fronting Bank, substantially in the form of Exhibit N hereto and covering such additional matters relating to the transactions contemplated hereby as the Agent shall reasonably request;

     (h) receipt by the Agent of a copy of such Endorsements to the Title Insurance Policy as the Agent shall reasonably request;

     (i)  receipt by the Agent of an executed copy of the First
Amendment to Deed of Trust;

     (j)  receipt by the Agent of an executed copy of Amendment
Number Two to Security Agreement;

     (k)  receipt by the Agent of executed copies of the Issuance
Agreements; and

     (l)  receipt by the Agent of an executed copy of the Second
Amendment to Operating and Maintenance Agreement.


                             ARTICLE V

                  REPRESENTATIONS AND WARRANTIES


     The Borrower represents and warrants that:

     SECTION 5.01. Existence and Power. The Limited Partnership Agreement is in full force and effect, and is a valid and binding agreement of all the parties thereto. The Borrower is a limited partnership duly formed, validly existing and in good standing under the laws of the state of California, and has all powers under the Limited Partnership Agreement and the laws of the State of California and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and proposed to be conducted.

     SECTION 5.02. Authorization; Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Notes, the Security Agreement, the Deed of Trust, the Issuance Agreements and the Project Agreements are within the powers of the Borrower, have been duly authorized by all necessary actions, require no action by or in respect of, or filing with, any governmental body, agency or official other than such actions as have already been taken, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Limited Partnership Agreement or of any agreement, judgment, injunction, order, decree or other instrument (including any Geothermal Leases) binding upon the Borrower or result in the creation or imposition of any Lien (other than the Security Interests) on any asset of the Borrower.

     SECTION 5.03. Binding Effect. This Agreement, the Deed of Trust and the Security Agreement constitute valid and binding agreements of the Borrower; the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower.

     SECTION 5.04. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Borrower, threatened against or affecting the Borrower before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision (a) which could materially adversely affect the business, financial position or results of operations of the Borrower or (b) which in any manner draws into question the validity of this Agreement, the Notes, the Security Agreement, the Deed of Trust, the Issuance Agreements or any material Project Agreement.

     SECTION 5.05. Compliance with ERISA. Each member of the Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

     SECTION 5.06. Taxes. The Borrower has filed all United States Federal income tax returns and all income tax returns of the State of California which are required to be filed by it. The charges, accruals and reserves on the books of the Borrower in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate to cover the Borrower's liability with respect to such taxes and charges.

     SECTION 5.07. Hazardous Waste. To the best of the Borrower's knowledge after inquiry and physical inspection, the Leathers Property does not contain hazardous wastes, hazardous substances, hazardous materials, toxic wastes, toxic substances or toxic pollutants in violation of the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, the California Hazardous Waste Control Act, the California Hazardous Substance Act, the Porter-Cologne Water Quality Control Act, any regulations promulgated pursuant thereto, or any other applicable law, ordinance, rule or regulation, nor does it contain any other substance, waste or material considered toxic or hazardous in amounts in violation of any applicable federal, state or local law, ordinance, rule or regulation.

     SECTION 5.08. CEC. The Leathers Facility is not subject to the jurisdiction of the CEC on the date of this Agreement, and no CEC Event has occurred since the date of the Original Agreement.

     SECTION 5.09. Compliance with Laws. (a) The Borrower is in compliance in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, the Geothermal Steam Act of 1970, those laws identified in Section 5.07 above, any other laws relating to the protection of the environment, ERISA, all relevant California state and local laws, and all rules and regulations promulgated thereunder).

     (b) The Borrower has obtained (or has applied for as necessary to timely obtain) all material permits and authorizations of any governmental body, agency or official necessary for the Development of the Leathers Facility, operation of the Leathers Facility or required for the Borrower to sell electricity to SCE under the Leathers Power Purchase Contract and all of such permits and authorizations obtained by the Borrower remain in full force and effect.

     (c) The Borrower has filed an application to be certified as a "qualifying facility" under 18 C.F.R. Section 292.203, as amended.

     SECTION 5.10. Properties and Arrangements; Project Costs and Schedule. (a) Subject to the exceptions identified in the Leathers Property Preliminary Report and the Geothermal Lease Rights Properties Preliminary Title Report, all properties and rights and all contractual arrangements (including, without limitation, rights and title to land and geothermal properties, electricity transmission and interconnection facilities, rights to use patents and other proprietary processes, designs and information, and contracts for process design, engineering and construction services) necessary in connection with the Development of the Leathers Facility, the operation of the Leathers Facility on the Leathers Property and the sale of electricity to SCE under the Leathers Power Purchase Contract (i) if properties or rights, have been obtained and are held by the Borrower subject to no Liens (other than the Liens created by the Deed of Trust and the Security Agreement) and no adverse claims that might, if proven to be correct, individually or in the aggregate, have a material negative impact on the feasibility of the Leathers Facility or the business prospects of the Borrower and (ii) if contractual arrangements, are in full force and effect, with the relevant benefits thereunder accruing to the Borrower, and constitute valid and binding agreements of the parties thereto, except, (x) for such exceptions as are identified in the Leathers Property Preliminary Title Report and the Geothermal Lease Rights Properties Preliminary Title Report, (y) for those services, materials and rights that can reasonably be expected to be commercially available at the site of the Leathers Facility or are granted to the Borrower under the Ground Lease or Easement Agreement. Such contractual arrangements are all identified as Project Agreements.

     (b) The budget set forth on Exhibit I to the Construction Management Agreement for Leathers Projected Project Costs and schedule for completion of the Leathers Facility previously delivered to the Agent, as the same may be amended from time to time with the approval of the Required Banks, are correct and complete based on all available information and represent the Borrower's present best estimates of Leathers Projected Project Costs and the schedule for completion of the Leathers Facility, and the budget for Leathers Projected Project Costs includes a reasonable amount for Project Contingency Costs and includes all costs to the Borrower associated with the properties and rights and the contractual arrangements referred to in subsection (a) above.

      SECTION 5.11.  Security Agreement and Deed of Trust
Representations and Warranties. The representations and warranties of the Borrower contained in the Security Agreement and the Deed of Trust are true and correct in all material respects.

     SECTION 5.12. Material Adverse Change. There has been no material adverse change in the business, financial position, results of operations or prospects of Magma and its Consolidated Subsidiaries, considered as a whole, since June 30, 1988 or of the Borrower or of the General Partner since August 15, 1988.

     SECTION 5.13. Offering of Interests. Neither the Borrower nor any agent or other Person acting on its behalf, has offered, directly or indirectly, any of the Interests or any similar security of the Borrower for sale to or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any person in a manner that would subject the offering of the Interests to the registration requirements of the Securities Act of 1933, as amended.

     SECTION 5.14. Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended and neither the Borrower nor any of its Affiliates (other than SCE) is subject to the Federal Power Act or Public Utility Holding Company Act of 1935, except as such Acts apply to "qualifying facilities" under 18 C.F.R. Section 292.203.

     SECTION 5.15. Governmental Regulation. Neither the Borrower, nor the Banks, nor the Agent, nor any Affiliate of any of them (other than SCE or any of its Affiliates, except Mission and its Subsidiaries) will, as a result of the construction, ownership, leasing or operation of the Leathers Facility, the sale of electricity therefrom or the entering into any Project Agreement or any transaction contemplated hereby or thereby, be subject to regulation under the Federal Power Act or the Public Utility Holding Company Act of 1935 or under state laws and regulations respecting the rates or the financial or organizational regulation of electric utilities.

     SECTION 5.16. Geothermal Lease Amendments. All Geothermal Leases encumbering property upon which production and reinjection wells for the Leathers Facility are located have been amended in a form approved by the Agent so as to provide lender cure rights to the Banks.

                            ARTICLE VI

                             COVENANTS

     The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

      SECTION 6.01. Information. The Borrower will deliver to each of the Banks:

     (a) as soon as available and in any event within 105 days after the end of each fiscal year of the Borrower, a balance sheet of the Borrower as of the end of such fiscal year and related statements of operations and changes in financial position for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on as to the fairness of the presentation, generally accepted accounting principles and consistency in a manner acceptable to Coopers & Lybrand or other independent public accountants of nationally recognized standing;

     (b) as soon as available and in any event within 55 days after the end of each of the first three quarters of each fiscal year of the Borrower, a balance sheet of the Borrower as of the end of such quarter and related statements of operations and changes in financial position for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency in presentation with prior statements by the chief financial officer or the chief accounting officer of the General Partner;

     (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, an Officer's Certificate (i) setting forth in reasonable detail the information or calculations required to establish whether the Borrower was in compliance with the requirements of Sections 6.07, 6.08, 6.16 and
6.21 on the date of such financial statements, (ii) stating that the representations and warranties of the Borrower contained in this Agreement (except the representations and warranties set forth in Sections 5.04(a) and 5.07 and Section 5.12 as to any material adverse change) are true on and as of the date of such certificate and (iii) stating whether any Default exists on the date of such certificate and the information and calculations used as the basis for such conclusion and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention in the course of their review to cause them to believe that any Default existed on the date of such statements and (ii) confirming the information set forth in the Officer's Certificate delivered simultaneously therewith pursuant to clause (c)(i) above;

     (e) forthwith upon the occurrence of any Default, an Officer's Certificate setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (f) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; and

     (g) from time to time such additional information regarding the financial position, business or operations of the Borrower as the Agent, at the request of any Bank, may reasonably request.

     SECTION 6.02. Payment of Obligations. The Borrower will pay and discharge at or before maturity all of its respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

     SECTION 6.03. Maintenance of Property. The Borrower will keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

     SECTION 6.04. Conduct of Business and Maintenance of Existence. The Borrower will continue to engage in business now conducted and proposed to be conducted by the Borrower, and will preserve, renew and keep in full force and effect its existence and its rights, privileges and franchises necessary or desirable in the normal conduct of such business.

      SECTION 6.05. Compliance with Laws. The Borrower will comply in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

     SECTION 6.06. Inspection of Property, Books and Records. The Borrower will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit representatives of any Bank at such Bank's expense to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

     SECTION 6.07. Restricted Payments. The Borrower shall make no Restricted Payment (i) prior to the Conversion Date, (ii) after the Conversion Date, when a Default exists and is continuing or
(iii) after the Conversion Date, when the Debt Service Reserve Account and Major Capital Expenditure Reserve Account are not funded to the extent required by Section 11 of the Operating and Maintenance Agreement; provided that the Borrower may make distributions pursuant to Sections 3.6 and 4.1 of the Limited Partnership Agreement at any time so long as no Default shall have occurred and be continuing.

     SECTION 6.08. Debt. The Borrower shall not incur or suffer to exist Debt other than (i) Debt under this Agreement, the Notes and the Magma Undertaking, (ii) Debt that may exist from time to time in the ordinary course of the Borrower's business, but in no event shall such Debt be in an aggregate amount in excess of $1,000,000, (iii) Debt arising under the Project Agreements, (iv) LOC Debt, (v) Debt under the IID Agreements and the Intertie Agreement, (vi) Debt under obligations relating to interest rate hedging permitted pursuant to Section 6.19, (vii) any obligations of the Borrower under the Reimbursement Obligation, and (viii) the Collateralized LOCs and the Defeased Notes.

     SECTION 6.09. Investments. The Borrower will not make or acquire any Investment in any Person other than Temporary Cash
Investments.

     SECTION 6.10.  Consolidations, Mergers and Sales of Assets.
The Borrower will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or any substantial part of its assets to any other Person.

     SECTION 6.11. Project Agreements; Project Rights. (a) The Borrower will not amend or modify any material provision of any material Project Agreement (including any technical or design specifications under the Dow Engineering Agreement) or terminate or agree to termination of any material Project Agreement or waive any material right thereunder without the prior written consent of the Required Banks, it being understood that any amendment or modification by the Borrower of any provision of any of the Project Agreements or waiver of any right thereunder which is permitted by this Section 6.11 shall not constitute a breach of, or a default under, any collateral assignment delivered by the Borrower pursuant to Section 3 of the Security Agreement or any consent thereto.

     (b) The Borrower will not enter into any material Project Agreement in the future without first (i) having obtained the prior written consent of the Required Banks (which consent will not be unreasonably withheld) and (ii) taking any and all steps necessary to create and perfect the Banks' Security Interest therein, including, without limitation, the updating of Schedule I to the Security Agreement to include such Project Agreement.

     (c) The Borrower shall comply with the terms of each material Project Agreement, shall enforce the terms of each material Project Agreement against the other party or parties thereto, and shall promptly advise the Agent of any material default under any Project Agreement and the steps proposed to be taken in connection therewith.

     (d) In addition to any other relevant provisions hereof or of the Security Agreement or the Deed of Trust, the Borrower agrees that all properties and rights of the type referred to in Section
5.10 shall be obtained or renewed, all contractual arrangements of the type referred to in Section 5.10 shall be entered into, and all such properties and rights and contractual arrangements shall be maintained in full force and effect, in each case as necessary from time to time in connection with the Development of the Leathers Facility, the operation of the Leathers Facility and the sale of electricity to SCE under the Leathers Power Purchase Contract.

     SECTION 6.12. Covenants Under the Security Agreement and the Deed of Trust. The Borrower will observe and perform its covenants and agreements under the Security Agreement and the Deed of Trust.

     SECTION 6.13. Insurance. (a) The Borrower, at its own cost and expense, will cause to be maintained, with insurance companies rated at least B+ by A.M. Best Company or such other insurance companies as may be acceptable to the Required Banks, (i) during the course of construction, builders' risk insurance on an all-risk basis, including but not limited to extended coverage, coverage for flood, earthquake (to the extent possible) and collapse and all other risks and perils normally covered in "all-risk" policies, for full replacement value on a completed-value basis of all hard costs incurred (excluding the cost of the transmission lines, wells and brine pipelines), plus coverage for the Banks' construction period interest and fees on the Tranche A and Tranche B Loans; (ii) at all times after completion of construction, insurance on the Leathers Facility against all risks of physical loss or damage, including flood, earthquake (to the extent possible) and collapse and all other risks and perils normally covered in "all risk" policies, for the full cost of repair or replacement (excluding the costs of the transmission lines, wells and brine pipelines); (iii) as soon as possible in the course of construction of the Leathers Facility and at all times after completion of construction of the Leathers Facility, boiler and machinery insurance written on a comprehensive form for the full repair and replacement value of Leathers Facility equipment; (iv) at all times, comprehensive general liability insurance with a limit of no less than $1,000,000, combined single limit, bodily injury and property damage, for each occurrence; (v) at all times, excess public liability insurance in the form of an umbrella policy which umbrella policy shall afford coverage of not less than $10 million per occurrence over and above the coverage provided by the policies described above; (vi) on and after the Firm Operation Date, business interruption insurance covering, for an annual term, only amounts due (including, without limitation, interest, principal repayment and any other fees and expenses) on the Banks' Loans; and (vii) as soon as practicable after the Agent shall request, such other insurance with respect to the Leathers Facility in such amounts equal to the greater of, and against such insurable hazards, (x) as Magma maintains with respect to other facilities similar to the Leathers Facility, which it owns or operates, (y) as is usually carried by corporations of established reputation operating similar properties or (z) as the Agent may from time to time reasonably request.

     (b) Each insurance policy required under subsection (a) of this Section 6.13 (i) shall (except for the liability insurance referred to in subsection (a)(iv) above, which shall name the Banks as an additional insured) insure the Banks' interests as beneficiary under the Deed of Trust and shall provide that all insurance proceeds payable under such policy shall, until notice from the Agent to the contrary, be paid over directly to the Agent for the benefit of the Banks, (ii) shall provide that it cannot be cancelled or terminated without thirty days' prior written notice to the Agent, (iii) shall include waivers by the insurer of all claims for the payments by the Banks and the Agent of insurance premiums, (iv) shall (except for the liability insurance referred to in subsection (a)(iv) above) provide for losses to be payable to the Banks notwithstanding (x) any act or failure to act by the insured or violation by the insured of warranties, declarations or conditions contained in the policy, (y) any foreclosure or sale or other proceeding relating to the Leathers Facility or construction work in progress or (z) any change in the title to or ownership of the Leathers Facility or construction work in progress, (v) shall (except for the liability insurance referred to in subsection
(a)(v) above, which shall have no deductible) provide for deductibles for (x) "all risk" coverage of no greater than $500,000 per occurrence and (y) business interruption coverage of no greater than 60 days, and (vi) shall be in all other respects satisfactory to the Required Banks. On or before the date of the first Borrowing under this Agreement, the Borrower will provide the Agent, with sufficient copies for the Banks, with certified copies of the insurance policies providing coverage as then required hereunder together with evidence that such policies are in effect or, if certified copies are not available on or prior to the first Borrowing, certificates of insurance executed by the insurer or its authorized agent shall be acceptable in lieu of the certified copies until such certified copies are available.

     (c) (i) Unless a Default shall have occurred and be continuing, to the extent that insurance proceeds received under the insurance referred to in subsections (a)(i), (ii) and (iii) above with respect to any one incident or any series of incidents occurring within a twelve-month period, (x) do not exceed $1,000,000, such proceeds shall be released by the Banks to the Borrower for repair and/or replacement of damaged portions of the Leathers Facility or construction work in progress with respect to which such insurance proceeds have been received and (y) exceed $1,000,000, such proceeds shall be released by the Banks to the Borrower for such repair and/or replacement only upon receipt by the Banks of a certificate from its Technical Consultant to the effect that there has occurred no event or circumstance (including the event or circumstance with respect to which such proceeds are payable) since the date of the Original Agreement that materially adversely affects the feasibility of the Development of the Leathers Facility or the rebuilding of the Leathers Facility, the economic viability of the Leathers Facility or the business prospects of the Borrower.

     (ii) Unless a Default shall have occurred and be continuing, insurance proceeds received under the insurance referred to in subsection (a)(v) above shall be released by the Banks to the Borrower for application for the purposes specified for Tranche A Loans in Section 6.20 hereof and for the rebuilding of the Leathers Facility.

     (d) As soon as practicable after the end of each fiscal year of the Borrower commencing with the current fiscal year, and in any event within 90 days thereafter, the Borrower shall deliver to the Agent (i) an Officer's Certificate setting forth the insurance obtained by the Borrower pursuant to this Section 6.13 as then in effect, and stating whether, in the opinion of such Officer, such insurance policies comply with the requirements of this Section 6.13, and that all premiums then due thereon have been paid and the same are in full force and effect and (ii) a report by an independent insurance broker or independent insurance consultant reasonably satisfactory to the Agent, reviewing the most recent report delivered pursuant to the preceding sentence and setting forth recommendations of such independent insurance broker or independent insurance consultant as to additional insurance, if any, reasonably required for the protection of the respective interests of the Banks in the light of available insurance coverage and practice of corporations of established reputation operating similar businesses and properties in the same general region.

     (e) The Borrower shall instruct the insurers with which it maintains insurance to advise the Banks in writing promptly of any act or omission on the part of the Borrower of which any such insurer has knowledge which may invalidate or render unenforceable, in whole or in part, any such insurance. The Borrower's obligation under this Section 6.13(e) shall be satisfied if the applicable insurance policy or policies or certificate or certificates of insurance shall so obligate such insurer or insurers.

     (f) The foregoing requirements as to insurance are in addition to any statutory requirements, including, without limitation, any requirements for employer's liability and workmen's compensation insurance.

     (g) If at any time the Borrower believes that any insurance coverage required by this Section 6.13 is unavailable or is not available on reasonable terms (an "Original Coverage"), the Borrower shall provide written notice to the Agent, with sufficient copies for the Banks, detailing the difficulties of obtaining such Original Coverage and proposing alternative insurance coverage.
The Agent, with the consent of the Required Banks, shall notify the Borrower within 30 days if such proposed alternative is satisfactory to it, in which event such alternative coverage shall be deemed to be substituted for the relevant requirements of this
Section 6.13. If at any time thereafter any Original Coverage for which there has been a substitution shall become available on reasonable terms: (i) the Borrower shall immediately so notify the Agent in writing, (ii) the Borrower shall obtain such Original Coverage as soon as practicable and (iii) the alternative insurance requirements in force pursuant to this Section 6.13(g) shall cease to be effective and the relevant Original Coverage requirements set forth in paragraphs (a) or (b) of this Section 6.13 shall become effective again.

     SECTION 6.14. Additional Facilities. The Borrower will take no action under Section 2.3.4 of the Easement Agreement or Section
2.2 of the Ground Lease unless those actions are taken in strict compliance with the terms of those provisions of the Easement Agreement and the Ground Lease, respectively.

     SECTION 6.15. Notices. The Borrower shall promptly deliver, or cause to be delivered, to the Agent, with sufficient copies for the Banks, all notices, reports and other information delivered to the limited partners pursuant to the Limited Partnership Agreement, notice of any reimbursement of the Construction Manager under
Section 3 of the Construction Management Agreement, copies of all written information delivered to the Borrower pursuant to Section
6.1.7 of the Construction Management Agreement, and all notices, reports and certificates delivered under Sections 2.04 or 5.05 of the Funding and Construction Agreement.

     SECTION 6.16. Negative Pledge. The Borrower will not create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

     (a) Liens created by the Security Agreement and the Deed of Trust;

     (b) Liens for taxes, assessments, or governmental charges (i) not yet past due or (ii) that are being contested in good faith by appropriate proceedings and as long as the Borrower has established and maintains adequate reserves for the payment of the same in conformity with generally accepted accounting principles;

     (c) Liens imposed by statutory or common law, such as carrier's, warehousemen's, mechanics, materialmen's and other similar liens, arising in the ordinary course of business in respect of obligations that (i) are not overdue or (ii) are being contested in good faith by appropriate proceedings, and for which the Borrower establishes and maintains adequate reserves for the payment of the same in conformity with generally accepted accounting principles;

     (d) Liens incurred in the ordinary course of business to secure surety, stay, appeal or customs bonds, or pledges or deposits for purposes of like nature which do not exceed in the aggregate $500,000;

     (e) Zoning restrictions, covenants, conditions, easements, rights-of-way, or other restrictions or encumbrances on the use of real property or minor irregularities in the title thereto which do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and

     (f) Liens created by any litigation or legal proceeding that is currently being contested by the Borrower in good faith or arising from any judgment, provided that the judgment does not constitute an Event of Default under Section 7.01(m) and such Liens do not in the aggregate exceed $200,000.

     SECTION 6.17. Business. The Borrower will not engage in any business or activities, other than the Development of the Leathers Facility, operation of the Leathers Facility and sale of electricity to SCE under the Leathers Power Purchase Contract and any activities incidental to any of the foregoing, and shall not abandon the Development of the Leathers Facility or the Leathers Facility, without, in each case, the prior written consent of the Required Banks.

     SECTION 6.18. Qualifying Facility. Neither the General Partner nor the Borrower shall engage in any activity or activities which would result in the Leathers Facility's inability to satisfy the criteria required to be satisfied in order to be a "qualifying facility" under 18 C.F.R. Section 292.203, as amended. If the Leathers Facility has not been certified as a "qualifying facility" prior to March 15, 1989, the Borrower will take all action necessary so that the Leathers Facility is in a position to "self-certify" as a "qualifying facility" and has done so prior to August 15, 1990.

     SECTION 6.19. Interest Rate Hedging. The Borrower shall not enter into or obtain interest rate swaps, interest rate cap agreements or any such other instrument which results in effectively fixing or capping the interest costs to the Borrower of funds borrowed under this Agreement with any Person whose senior debt obligations are rated less than one of the two highest rating categories by either Moody's Investors Service, Inc. or Standard & Poor's Corporation, or if such services shall no longer exist, such other nationally recognized statistical rating organization as shall be specified by the Required Banks.

     SECTION 6.20. Use of Proceeds. The proceeds of the Loans made under Tranche A of this Agreement and Tranche A LOC Debt will be used by the Borrower for the direct or indirect financing of Project Costs and the direct or indirect financing of Project Contributions (as that term is defined in the Funding and Construction Agreement). The proceeds of the Loans made under Tranche B of this Agreement and Tranche B LOC Debt will be used by the Borrower for direct or indirect financing of Project Cost Overruns. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of (x) purchasing or carrying any "margin stock" within the meaning of Regulation U, or (y) financing any distribution of cash or securities or property to the partners of the Borrower.

     SECTION 6.21. Working Capital. The Borrower shall at the end of each fiscal quarter and immediately after each distribution to any of its partners, have Working Capital in an amount equal to or greater than the Working Capital Requirement.

     SECTION 6.22. Construction of Leathers Facility. The Borrower will use its best efforts to complete, or cause to be completed, the Development of the Leathers Facility substantially on schedule and in accordance with the Plans and Specifications described on Exhibit H to the Construction Management Agreement and will obtain the necessary Capital Contributions to permit Borrowings under Section 4.02(a) for such purpose.

     SECTION 6.23. Accounts. All accounts of the Borrower shall at all times be maintained at banks or trust companies that have certificates of deposit rated in one of the two highest grades by a nationally recognized rating agency; provided that the Borrower may keep an aggregate of $100,000 in accounts at banks or trust companies that do not meet the foregoing rating requirement.

     SECTION 6.24. Issuance Agreements. The Borrower will not modify any provision of any Issuance Agreement, other than a provision relating to the fees payable by the Borrower under such Issuance Agreements, without the written consent of the Agent, such consent not to be unreasonably withheld.


                            ARTICLE VII

                             DEFAULTS


     SECTION 7.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

     (a) the Borrower shall fail to pay when due any principal of or interest on any Loan, any fees or any other amount payable hereunder;

     (b) the Borrower shall fail to observe or perform any covenant contained in Sections 6.07, 6.08, 6.09, 6.10, 6.11(a),
6.11(b), 6.13, 6.14, 6.16, 6.20 or 6.21 of this Agreement or in
Section 7 of the Security Agreement;

     (c) the Borrower shall fail to observe or perform any of its covenants or agreements contained in this Agreement, the Security Agreement or the Deed of Trust (other than those covered by clauses (a) or (b) above) for 10 days after written notice thereof has been given to the Borrower by the Agent; provided that if any such failure cannot be cured within 10 days, such failure shall not constitute an Event of Default if such failure can be corrected, corrective action has been taken by the Borrower or a general partner of the Borrower within the 10 day period and is being diligently pursued and such failure is corrected within 60 days of the end of the 10 day period; provided further that if at the end of such 60 day period such failure is not cured, such failure shall not constitute an Event of Default if (i) such failure can be corrected, (ii) corrective action has been diligently pursued by the Borrower, (iii) the Borrower shall have provided the Banks, at least 10 Domestic Business Days prior to the end of such 60 day period (or prior to the end of an Additional Cure Period permitted pursuant to this proviso), with an Additional Cure Period Request, (iv) the Agent shall have notified the Borrower that the Required Banks have not, within seven Domestic Business Days of receipt of such Additional Cure Period Request, in their reasonable judgment, denied such Additional Cure Period Request and (v) such failure is corrected within such Additional Cure Period, unless the conditions of this proviso shall have again been satisfied;

     (d) Magma shall fail to observe or perform any of its financial obligations, covenants or agreements contained in the Magma Undertaking;


     (e)  a Dissolution or Liquidation shall occur pursuant to
Article X of the Limited Partnership Agreement;

     (f) any representation, warranty, certification or statement made by the Borrower in this Agreement, the Security Agreement or the Deed of Trust or in any certificate, financial statement or other document delivered pursuant to this Agreement, the Deed of Trust or the Security Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

     (g) a material default under any material Project Agreement by any party to the Project Agreements shall have occurred and be continuing; provided that if any such default by the Borrower cannot be cured within any applicable grace period, such default shall not constitute an Event of Default if such default can be corrected and does not relate to a monetary obligation, corrective action has been taken by the Borrower or a general partner of the Borrower within the applicable grace period and is being diligently pursued and such default is corrected within 60 days of the end of the applicable grace period; provided further that if at the end of such 60 day period such failure is not cured, such failure shall not constitute an Event of Default if (i) such failure can be corrected, (ii) corrective action has been diligently pursued by the Borrower, (iii) the Borrower shall have provided the Banks, at least 10 Domestic Business Days prior to the end of such 60 day period (or prior to the end of an Additional Cure Period permitted pursuant to this proviso) with an Additional Cure Period Request,
(iv) the Agent shall have notified the Borrower that the Required Banks have not, within seven Domestic Business Days of receipt of such Additional Cure Period Request, in their reasonable judgment, denied such Additional Cure Period Request and (v) such failure is corrected within such Additional Cure Period, unless the conditions of this proviso shall have again been satisfied;

     (h) any event or condition shall occur which results in the acceleration of the maturity of any Debt of the Borrower, Debt of Magma which has a principal amount in excess of $2,000,000, or Debt of the General Partner which has a principal amount in excess of $500,000, or which enables (or, with the giving of notice or lapse of time or both, would enable) the holder of any such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof, provided that, in the case of any such event or condition relating to Debt of Magma, such event or condition shall not have been cured (by payment of the amount due upon acceleration or otherwise) within 10 days after receipt by Mission of notice thereof from Magma, the Agent or any Bank;

     (i) the Borrower, the General Partner or Magma shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

     (j) an involuntary case or other proceeding shall be commenced against the Borrower, the General Partner or Magma seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower, the General Partner or Magma under the federal bankruptcy laws as now or hereafter in effect;

     (k) any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $500,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $2,500,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any member of the Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

     (l)  at any time after August 15, 1988, the Leathers Facility
(x) shall fail to satisfy the criteria required to be satisfied in order to be a "qualifying facility" under 18 C.F.R. Section 292.203, as amended, or (y) shall not have been so certified by the Federal Energy Regulatory Commission or shall not have so "self-certified";

     (m) a judgment or order for the payment of money in excess of $500,000 shall be rendered against the Borrower or the General
Partner and such judgment or order shall continue unsatisfied, unstayed or unappealed for a period of 20 days;

     (n) the Leathers Power Purchase Contract shall cease to be in full force and effect or shall cease to be the valid and binding obligation of SCE;

     (o) there shall be a judgment or order of any court or arbitrator or any governmental body, agency or official which renders the Leathers Power Purchase Contract invalid or unenforceable or requires a material modification of such contract, which judgment or order continues unstayed or unappealed for a period in excess of 20 days;

     (p) the Leathers Facility or construction work in progress shall be totally destroyed or shall be damaged to the extent that it is a total or constructive loss, or insurance proceeds payable in respect of loss of or damage to the Leathers Facility or construction work in progress shall exceed $10,000,000 with respect to any one incident or any series of incidents occurring within a twelve month period; or the Leathers Facility or construction work in progress or the real property and real property interests (including geothermal rights) associated with the Leathers Facility or necessary for Development of the Leathers Facility shall be condemned or shall become subject to eminent domain proceedings affecting substantially all thereof, or condemnation awards or amounts payable in connection with eminent domain proceedings with respect to any of such properties shall exceed, in any twelve month period, $10,000,000;

     (q)  the Completion Date shall not occur on or before June
30, 1990;

     (r) the Firm Operation Date shall not occur on or prior to April 16, 1990;

     (s)  the Borrower, any Bank, the Agent or the General
Partner shall, solely by reason of the transactions contemplated by the Project Agreements, become subject to regulation under the Federal Power Act or the Public Utility Holding Company Act of 1935 or under state laws or regulations respecting the rates or the financial or organizational regulation of electric utilities;

     (t) a material default shall have occurred and be continuing under any of the Geothermal Leases, any Geothermal Lease shall cease to be in full force and effect or shall cease to be a valid and binding obligation of the parties thereto; provided, that if any such default cannot be cured within any applicable grace period, such default shall not constitute an Event of Default if such default can be corrected and does not relate to a monetary obligation, corrective action has been taken by the Borrower or a general partner of the Borrower within the applicable grace period and is being diligently pursued and such default is corrected within 60 days of the end of the applicable grace period; provided further that if at the end of such 60 day period such failure is not cured, such failure shall not constitute an Event of Default if
(i) such failure can be corrected, (ii) corrective action has been diligently pursued by the Borrower, (iii) the Borrower shall have provided the Banks, at least 10 Domestic Business Days prior to the end of such 60 day period (or prior to the end of an Additional Cure Period permitted pursuant to this proviso), with an Additional Cure Period Request, (iv) the Agent shall have notified the Borrower that the Required Banks have not, within seven Domestic Business Days of receipt of such Additional Cure Period Request, in their reasonable judgment, denied such Additional Cure Period Request and (v) such failure is corrected within such Additional Cure Period, unless the conditions of this proviso shall have again been satisfied;

     (u)  a CEC Event shall have occurred; or

     (v) Red Hill shall have been removed or replaced as General Partner or shall cease to be a wholly-owned subsidiary of Magma (otherwise than by merger with or into Magma), or any general partner of the Borrower shall have been removed or replaced prior to the Conversion Date unless, in each case, the consent of the Required Banks shall have been obtained, provided that no such consent shall be necessary for any conversion of San Felipe's interest as a general partner into a limited partner interest pursuant to Section 13.2 of the Limited Partnership Agreement;

then, and in every such event (unless specifically waived as provided in Section 10.06 hereof), the Agent shall:

     (i) if requested by Banks having more than 50% in aggregate amount of the Tranche A Commitments and Tranche B Commitments,
(A) by notice to the Borrower terminate the Commitments and the LOC Commitment whereupon the Commitments and the LOC Commitment shall terminate (which termination of the LOC Commitment shall not, however, affect the obligations to make disbursements with respect to outstanding LOCs and Collateralized LOCs or the several obligations of the Banks to purchase participations in LOCs and Loans as set forth in Articles II and III), without demand or further notice of any kind, all of which are expressly waived hereby, anything contained herein or in the Depositary Agreement or the LOCs to the contrary notwithstanding, and (B) instruct the Fronting Bank not to issue LOCs and the Depositary not to issue or release for delivery any LOC Debt after such instructions have been given (a copy of such notice shall be provided to the MTN Dealers, but failure to provide a copy of such notice shall not affect the validity of such notice); and

     (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, (A) by notice to the Borrower (a copy of which notice shall be provided to the Depositary) declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and (B) deliver a demand to the Borrower to provide, and the Borrower shall immediately provide, the Security Agent with cash collateral in an amount equal to the aggregate Face Amount of all Outstanding LOC Debt;

provided that in the case of any of the Events of Default specified in clauses (i) or (j) above with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and provided further that the existence of an Event of Default will not affect the obligations of the Banks to participate in LOCs outstanding at such time.

     SECTION 7.02. Notice of Default. The Agent shall give notice to the Borrower under Section 7.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                           ARTICLE VIII

                             THE AGENT

     SECTION 8.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Each Bank also irrevocably authorizes the Agent, as part of its function as Agent hereunder, to enter into the Collateral Documents as Security Agent on behalf of the Banks, and to take such action and to exercise such powers under the Collateral Documents as are delegated to the Security Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

     SECTION 8.02. Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement and the Collateral Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if it were not the Agent hereunder or the Security Agent in connection with the Collateral
Documents.

     SECTION 8.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein and in the Collateral Documents. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VII and in the Collateral Documents.

      SECTION 8.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     SECTION 8.05. Liability of Agent. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection herewith or under the Collateral Documents, (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, the Collateral Documents or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Collateral Documents, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, telecopy or similar writing) believed by it to be genuine or to be signed by the proper party or parties. The Agent shall be permitted to assume that the Banks have, pursuant to
Section 3.14, purchased participations in Loans made by the Fronting Bank pursuant to Section 2.06 as of the date such Loans were made by the Fronting Bank, except to the extent the Fronting Bank has provided written notice to the Agent to the contrary. The Agent has no responsibility to assist the Fronting Bank in collecting funds owed to the Fronting Bank pursuant to Section 3.14.

     SECTION 8.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement or under the Collateral Documents or any action taken or omitted by the Agent hereunder or under the Collateral Documents.

     SECTION 8.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     SECTION 8.08. Successor Agent. The Agent may resign at any time by giving at least three Domestic Business Days' written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the Collateral Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

     SECTION 8.09. Certain Duties of Agent. The Agent will transmit to the Banks all material information it receives from the Borrower pursuant to this Agreement concerning the financial position, business or operations of the Borrower. The Agent will consult with the Banks (but shall not be bound by their advice) in making its interest rate determination pursuant to Section 11.1(iv) of the Operating and Maintenance Agreement. Whenever the Agent is authorized under the Security Agreement or the Deed of Trust to take any action to cure defaults, the Agent undertakes to take any action that it shall be requested to take by the Required Banks, provided that the Banks making such request shall bear the costs of any such action and indemnify the Agent in a manner satisfactory to the Agent against any losses, damages, liabilities or expenses that the Agent may suffer or incur as a result of taking such action.


                            ARTICLE IX

                      CHANGE IN CIRCUMSTANCES


     SECTION 9.01.  Basis for Determining Interest Rate
Inadequate or Unfair. If on or prior to the first day of any Interest Period:


     (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

       (b)  Banks having 50% or more of the aggregate amount of
the Commitments advise the Agent that the Adjusted CD Rate or
the Adjusted London Interbank Offered Rate, as the case may    be,
as determined by the Agent will not adequately and fairly
reflect the cost to such Banks of funding their Fixed Rate    Loans
for such Interest Period.

   The Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Prime Borrowing.

     SECTION 9.02. Illegality. (a) If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Prime Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Prime Loan.

     (b) If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank or the Fronting Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank or the Fronting Bank to participate in or issue, as the case may be, LOCs and such Bank or Fronting Bank, as the case may be, shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank or Fronting Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank or Fronting Bank to participate as provided in Section 2.07 in LOCs issued thereafter, or, in the case of the Fronting Bank, to issues LOCs thereafter, shall be suspended forthwith and the LOC Commitment shall be proportionately suspended in whole or in part accordingly, subject in each case to restoration if such unlawfulness or impossibility ceases to exist. The terms of any other provision of this Agreement notwithstanding, no such suspension pursuant to this Section 9.02 shall affect the obligations of such Bank to participate in accordance with
Section 3.14 in any outstanding LOCs with respect to LOC Debt theretofore issued and delivered prior to such suspension and otherwise entitled to the benefits of any LOC or shall affect the obligations of the Fronting Bank under any outstanding LOC. If the Commitment of a Bank to incur liability under or participate in LOCs issued or to be issued pursuant hereto shall have been suspended in accordance with the foregoing provisions of this
Section 9.02(b), then, upon the incurrence by the other Banks of any further LOC Utilization under or in respect of any such LOC pursuant hereto, such Bank shall make a Loan to the Borrower in an amount such that the respective Utilizations of all the Banks will remain in the proportions specified in Section 3.01, and the Borrower agrees to utilize the Commitment of such Bank accordingly.

     SECTION 9.03. Increased Cost and Reduced Return. (a) If after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive
(whether or not having the force of law) of any such authority, any central bank or comparable agency:

      (i)  shall subject any Bank (or its Lending Office) to any
 tax, duty or other charge with respect to its Fixed Rate    Loans,
its Notes or its obligation to make Fixed Rate Loans,    or shall
change the basis of taxation of payments to any Bank    (or its
Lending Office) of the principal of or interest on its    Fixed
Rate Loans or any other amounts due under this Agreement    in
respect of its Fixed Rate Loans or its obligation to make    Fixed
Rate Loans (except for changes in the rate of tax on the    overall
net income of such Bank or its Lending Office imposed    by the
jurisdiction in which such Bank's principal executive    office or
Lending Office is located); or

     (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (B) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

     (b) If after the date hereof, any Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction; provided that if
(x) the event giving rise to any such demand relates to one or more, but less than all, of the Banks, or (y) there are circumstances unique to one or more, but less than all, of the Banks that result in a demand by such Bank for payment of an amount that is materially greater than the amount demanded by other Banks, the Borrower shall have the right to replace any Bank making such demand with another bank satisfactory to the Agent that agrees to assume and be bound by all of such replaced Bank's obligations hereunder.

     (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     SECTION 9.04. Prime Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make
Euro-Dollar Loans has been suspended pursuant to Section 9.02 or
(ii) any Bank has demanded compensation under Section 9.03(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

     (a) all Loans which would otherwise be made by such Bank as CD Loans or Euro-Dollar Loans, as the case may be, shall be made instead as Prime Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and


     (b)  after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid, all payments of principal which
would otherwise be applied to repay such Fixed Rate Loans    shall
be applied to repay its Prime Loans instead.


                             ARTICLE X

                           MISCELLANEOUS


     SECTION 10.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar writing) and shall be given to such party at its address, telex number or telecopy number set forth on the signature pages hereof or such other address, telex number or telecopy number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II,
Article III or Article IX shall not be effective until received.

      SECTION 10.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 10.03. Expenses; Documentary Taxes. (a) The Borrower shall pay (i) all out-of-pocket expenses of the Agent incurred in connection with the Development of the Leathers Facility and the preparation and administration of this Agreement, the Notes, the Security Agreement and the Deed of Trust, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder, including fees and disbursements of New York and California counsel for the Agent and the Banks, travel expenses, computer expenses, consulting fees for engineering reports, surveys and other technical analyses, publicity costs and costs of monitoring construction, testing and start-up of the Leathers Facility and
(ii) if a Default occurs, all out-of-pocket expenses incurred by the Banks, including fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom. The Borrower shall indemnify the Agent and the Banks against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement, the Security Agreement, the Deed of Trust, the Notes or any Issuance Agreement.

     (b) Notwithstanding the provisions of Section 10.12, the Borrower and the General Partner agree to indemnify each Bank and hold each Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for any Bank in connection with any investigative, administrative or judicial proceeding, whether or not such Bank shall be designated a party thereto) which may be incurred by any Bank (or by the Agent in connection with its actions as Agent hereunder), relating to or arising out of the generation, transportation, storage, disposal or clean-up of hazardous wastes in connection with the Development of the Leathers Facility and Leathers Facility; provided that no Bank shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

     SECTION 10.04. Confidentiality; Safety Rules. (a) The Agent and the Banks agree that they shall use their best efforts to maintain confidential and not disclose to others any proprietary business or technical information disclosed by Magma or the Borrower hereunder and identified as proprietary information at the time of disclosure, provided (i) that any such information (x) which was in the Banks' possession prior to its disclosure hereunder, or (y) is or becomes part of the public domain through no fault of the Agent or the Banks, or (z) which comes into the Agent's or Banks' possession from a third party which the Agent or Banks had reason to believe had the right to disclose such information, shall not be subject to these restrictions; (ii) such information may be provided by the Agent to the Technical Consultants and to successors or assigns, if any (or potential participants), as contemplated by Section 10.07 for the purposes of this Agreement and subject to conditions similar to those of this
Section 10.04(a) and, upon enforcement by the Security Agent of the Security Interests, to any transferee or proposed transferee of the Collateral; and (iii) such information may be disclosed by the Agent as required by law or a governmental agency or pursuant to legal process.

     (b) The Agent and the Banks agree that any on-site inspections made by them or their representatives hereunder shall be made in compliance with applicable safety rules and insurance requirements of which it has been advised.

     SECTION 10.05. Sharing of Set-Offs. Each Bank agrees it shall exercise a right of set-off or counterclaim only with the written consent of the Banks. If a Bank shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

     SECTION 10.06. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent and, if the rights and duties of the Fronting Bank are affected thereby, the Fronting
Bank); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) release any Collateral, except as otherwise permitted by the Security Agreement, or (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

     SECTION 10.07. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

     (b) The Agent and the Borrower may, for all purposes of this Agreement, treat any Bank as the holder of any Note drawn to its order (and owner of the Loans evidenced thereby).

     (c) No assignee, participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 9.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 9.02 or 9.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     (d) If any Reference Bank assigns its Notes to an unaffiliated institution, the Agent shall, in consultation with the Borrower and with the consent of Required Banks, appoint another bank to act as a Reference Bank hereunder.

     SECTION 10.08. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     SECTION 10.09. New York Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of New York.

     SECTION 10.10.  Counterparts; Integration; Effectiveness.
This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

     SECTION 10.11. Involvement of Magma and Mission. Notwithstanding anything contained in this Agreement to the contrary, the Borrower and the Banks acknowledge and agree that neither Magma nor Mission shall be deemed a guarantor of any of the Borrower's obligations hereunder including, without limitation, the Borrower's obligation to repay the Loans. In this regard, except for Magma's financial obligations with respect solely to the Magma Undertaking and the Indemnity Agreement dated as of October 26, 1988 between Magma and the Agent on behalf of the Banks, the creditworthiness of Magma and Mission are not relevant to the Banks entering into this Agreement. In delivering the certificates specified in Section 4.02(e) hereof, Magma makes no warranty of the feasibility or economic viability of the Leathers Facility.

     SECTION 10.12. Debt Without Recourse. All amounts payable pursuant to this Agreement, the Security Agreement, the Deed of Trust and the Notes shall be paid only from the income of and the proceeds from the Leathers Facility and the Collateral. The Banks agree that they will look solely to the income of and the proceeds from the Leathers Facility and the Collateral as provided herein, in the Security Agreement and in the Deed of Trust, and none of Magma, Mission, Red Hill, San Felipe or any other partner of the Borrower shall be personally liable to the Banks for any amounts payable under this Agreement, the Security Agreement, the Deed of Trust and the Notes or, except for fraud, subject to any liability under this Agreement; provided that the foregoing shall not relieve Magma, Mission, Red Hill, San Felipe or any other partner of the Borrower from any obligation it may have to return to the Borrower any amounts distributed to it in violation of this Agreement or the Limited Partnership Agreement or as otherwise required by the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

               LEATHERS, L.P., a limited
                 partnership organized under the
                 laws of the State of California

                    By:  RED HILL GEOTHERMAL, INC.,
                    a Delaware corporation, a
                    general partner

                     By: /s/ Wallace C. Dieckmann

                         Its: Vice President


                    11770 Bernardo Plaza Court
                    Suite 366
                    San Diego, CA  92128
                    Telex number:

                    By:  SAN FELIPE ENERGY COMPANY, a
                    California corporation, a
                    general partner


                    By: /s/ Scott B.T. Sinclair

                         Its: Vice President and
                              Treasurer


                    18872 MacArthur Boulevard
                    Suite 400
                    Irvine, CA  92715
                    Attention:  Treasurer



FRONTING BANK



               THE FUJI BANK, LIMITED,
                 LOS ANGELES AGENCY,
                 as Fronting Bank


               By: /s/ Kenichiro Tanaka
                   Name:
                   Title: Joint General Manager

               333 South Grand Avenue
               25th Floor
               Los Angeles, California 90071
               Attn: Project Finance Group
               Telephone number:(213) 680-9855
               Telecopy number: (213) 626-0475
                                (213) 625-0189
               Telex: 67-3336
               Attention: Project Finance Group



BANKS


               THE FUJI BANK, LIMITED,
                 LOS ANGELES AGENCY



               By: /s/ Kenichiro Tanaka

                   Name:
                   Title: Joint General Manager

               333 South Grand Avenue
               25th Floor
               Los Angeles, California 90071
               Attn: Project Finance Group
               Telephone number:(213) 680-9855
               Telecopy number: (213) 626-0475
                                (213) 625-0189
               Telex: 67-3336
               Attention: Project Finance Group


               THE SUMITOMO BANK, LIMITED




               By: /s/ Toshiyuki Kashima
                   Name:
                   Title:  Joint General Manager

               Chicago Branch
               233 South Wacker Drive
               Suite 7117
               Chicago, Illinois  60606
               Telephone number:  (312) 876-0525
               Telecopy number:  (312) 876-6436
               Telex:  253734, answerback SUMITCGO
               Attention:  Marketing/Loan Administration



               MORGAN GUARANTY TRUST COMPANY
                 OF NEW YORK



               By: /s/ George L. Brown
                   Name:
                   Title:  Vice President

               Domestic Lending Office
               Morgan Guaranty Trust Company
                 of New York
               60 Wall Street
               New York, New York  10260
               Telex number:  177615


               TOKYO LEASING (U.S.A.) INC.




               By: /s/ Minoru Okada
     Name:
                   Title: President


               Two Soundview Drive
               Greenwich, Connecticut  06830
               Telephone number:  (203) 661-2322
               Telecopy number:   (203) 661-2389
               Telex:  None
               Attention:  Manager

               THE MITSUBISHI BANK, LIMITED,
                 NEW YORK BRANCH




               By: /s/ Robert J. Munczinski
                   Name:
                   Title: Senior Vice President and
                          Chief Manager

               225 Liberty Street
               Two World Financial Center
               New York, NY  10281
               Telephone number:  (212) 667-2670
               Telecopy number:  (212) 667-3550
               Telex:  232328, Answerback MITUR
               Attention: Manager, Planning and
                          Administration Department


               AMSTERDAM-ROTTERDAM BANK, N.V.


               By:  /s/  E. J. Mahre
                    Name:  E. J. Mahre
                    Title:  Senior Vice President


               By:  /s/  Glenn S. Kolleeng
                    Name:  Glenn S. Kolleeng
                    Title:  Legal Counsel

               500 Park Avenue
               New York, New York  10022
               Telephone:  (212) 838-7300
               Telecopier:  (212) 980-1464


           THE AGENT

               MORGAN GUARANTY TRUST COMPANY
                 OF NEW YORK, as Agent



               By: /s/ George L. Brown
                    Name:
                   Title: Vice President

               60 Wall Street
               New York, New York  10260
               Attention:  Mult-Option Desk-Loan
                           Department
               Telex number:  177615